Exhibit 4.12

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of December 13, 2012

Among

US AIRWAYS, INC.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements

WILMINGTON TRUST COMPANY,

as Subordination Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Escrow Agent

and

WILMINGTON TRUST COMPANY,

as Paying Agent

INDEX TO NOTE PURCHASE AGREEMENT

Page

SECTION 1. Financing of Aircraft	3
SECTION 2. Conditions Precedent	5
SECTION 3. Representations and Warranties	6
SECTION 4. Covenants	9
SECTION 5. Notices	12
SECTION 6. Expenses	12
SECTION 7. Further Assurances	13
SECTION 8. Miscellaneous	13
SECTION 9. Governing Law	14

Schedules
Schedule I Aircraft
Schedule II Trust Supplements
Schedule III Required Terms

Annex
Annex A	Definitions

Exhibits

Exhibit A	Form of Closing Notice
Exhibit B	Form of Participation Agreement
Exhibit C	Form of Trust Indenture

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of December 13, 2012, among (i) US AIRWAYS, INC., a Delaware corporation (the “Company”), (ii) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under each of the two separate Pass Through Trust Agreements (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below), (iv) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware trust company, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the seven (7) Airbus A321-200 aircraft and four (4) Airbus A330-200 aircraft, each listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the “Eligible Aircraft”);

WHEREAS, pursuant to this Agreement the Company wishes to finance a portion of the purchase price of the seven (7) Airbus A321-200 aircraft and four (4) Airbus A330-200 aircraft included in the Eligible Aircraft (such Eligible Aircraft to be financed hereunder, the “Aircraft”);

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the “Pass Through Trusts” and, individually, a “Pass Through Trust”) have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the “Certificates”) to provide for a portion of the financing of the Aircraft contemplated hereby;

WHEREAS, the Company has entered into an underwriting agreement, dated as of November 29, 2012 (the “Underwriting Agreement”) with the Underwriters named therein (the “Underwriters”), which provides that the Company will cause the Pass Through Trustee under the Class A Pass Through Trust (the “Class A Pass Through Trustee”) and the Pass Through Trustee under the Class B Pass Through Trust (the “Class B Pass Through Trustee”) to issue and sell the Class A Certificates and the Class B Certificates, respectively, to the Underwriters on the Issuance Date;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into two Deposit Agreements, dated as of the Issuance Date, one each relating to the Class A and Class B Pass Through Trusts (together, the “Deposit Agreements”) whereby the Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the “Initial Deposits”) and to permit the applicable Pass Through Trustees to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the “Deposits”) and (ii) the applicable Pass Through Trustees, Underwriters, Paying Agents and Escrow Agents have entered into two Escrow and Paying Agent Agreements, dated as of the Issuance Date, one each relating to the Class A and Class B Pass Through Trusts (together, the “Escrow and Paying Agent Agreements”), whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate;

WHEREAS, upon receipt of a Closing Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

WHEREAS, upon the financing of each Aircraft, the Class A and Class B Pass Through Trustees each will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by the applicable Pass Through Trust (or, if financed on the Issuance Date, with a portion of the proceeds from the offering of the Certificates);

WHEREAS, US Airways Group, Inc., a Delaware corporation, will guarantee the payment obligations of the Company under the Trust Indentures, the Participation Agreements and the Equipment Notes pursuant to a guarantee dated as of the date hereof; and

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Landesbank Hessen-Thüringen Girozentrale (the “Liquidity Provider”), has entered into two revolving credit agreements, one each for the benefit of the Certificateholders of the Class A and Class B Pass Through Trusts, in each case, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust (each such revolving credit agreement with the Liquidity Provider, a “Liquidity Facility”) and (ii) the Pass Through Trustees, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof ( the “Intercreditor Agreement”) among the Class A and Class B Pass Through Trustees, the Liquidity Provider and Wilmington Trust Company as Subordination Agent and Trustee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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SECTION 1. Financing of Aircraft. (a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than three Business Days’ prior notice substantially in the form of Exhibit A hereto (a “Closing Notice”) of the scheduled closing date (the “Scheduled Closing Date”) (or, in the case of a substitute Closing Notice under Section 1(e) or (f) hereof, one Business Day’s prior notice) in respect of the financing of each Aircraft under this Agreement, which notice shall:

(i) specify the Scheduled Closing Date of such Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1(f) hereof, the date (the “Funding Date”) on which the financing therefor in the manner provided herein shall be consummated);

(ii) instruct each Pass Through Trustee being requested to purchase Equipment Notes pursuant to such Closing Notice (the “Applicable Pass Through Trustees”) to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Closing Notice and to perform its obligations thereunder;

(iii) instruct each of the Class A and Class B Pass Through Trustees to instruct the relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such Aircraft (except in the case of any such financing on the Issuance Date); and

(iv) specify the aggregate principal amount of each series of Equipment Notes, if any, to be issued, and purchased by the Applicable Pass Through Trustees, in connection with the financing of such Aircraft scheduled on such Funding Date (which shall in all respects comply with the Required Terms).

Notwithstanding the foregoing, in the case of any Aircraft to be financed hereunder on the Issuance Date, the Closing Notice therefor may be delivered to the parties hereto on the Issuance Date.

(c) Upon receipt of a Closing Notice, the Applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their respective obligations under the Participation Agreement specified in such Closing Notice, provided that such Participation Agreement and the Trust Indenture to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the

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Applicable Pass Through Trustees on or before the relevant Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Required Terms. Notwithstanding the foregoing, a Trust Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(v) of this Agreement, subject to the terms of such Section and Section 9.1(c) or 9.1(d) of the Intercreditor Agreement, whichever may be applicable. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as indenture trustee under the Trust Indenture) to execute as Indenture Trustee the Financing Agreements relating to such Aircraft to which such Indenture Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of any Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Indenture Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d) The Company agrees that all Equipment Notes issued pursuant to any Trust Indenture shall initially be registered in the name of the Subordination Agent on behalf of the Applicable Pass Through Trustee (or, in the case of Series C Equipment Notes, on behalf of the Class C Pass Through Trustee with respect to the Class C Certificates).

(e) If, after giving any Closing Notice, there shall be a delay in the delivery of the Aircraft referred to therein, or if on the Scheduled Closing Date of the Aircraft referred to therein the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Depositary a substitute Closing Notice specifying the date to which the financing of such Aircraft (or of another Eligible Aircraft in lieu thereof) (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each of the Class A and Class B Pass Through Trustees to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each Applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of such Eligible Aircraft as specified in such substitute Closing Notice, shall take place on the re-scheduled Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

(f) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right to accept delivery of an Eligible Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such Aircraft and

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promptly thereafter give the parties hereto and the Depositary a Closing Notice specifying a Funding Date not later than 90 days after the Delivery Date of such Eligible Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the re-scheduled Funding Date therefor except the related Financing Agreements shall be amended to reflect the original delivery of such Eligible Aircraft to the Company.

(g) If the scheduled delivery date from the Manufacturer for any Eligible Aircraft is delayed more than 30 days beyond the last day of the month set forth opposite such Eligible Aircraft under the heading “Scheduled Delivery Months” in Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a “Substitute Aircraft”): (i) a Substitute Aircraft must be of the same model as the Eligible Aircraft being replaced and (ii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any Eligible Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Eligible Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Eligible Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Eligible Aircraft.

(h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft.

(i) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to the Class A or Class B Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

SECTION 2. Conditions Precedent. The obligation of the Applicable Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Closing Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

(a) no Triggering Event shall have occurred; and

(b) the Company shall have delivered a certificate to each such Pass Through Trustee and the Liquidity Provider stating (i) that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Required Terms and (ii) that any substantive modification of such Financing Agreements from the forms of Financing Agreements attached to this Agreement do not materially and adversely affect the Certificateholders or the Liquidity Provider, and such certification shall be true and correct.

Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

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SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

(ii) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(b) WTC represents and warrants that:

(i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

(ii) the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

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(iii) this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

(d) The Subordination Agent represents and warrants that:

(i) the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

(ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv) neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers;

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(v) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

(vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

(e) The Escrow Agent represents and warrants that:

(i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the “Escrow Agent Agreements”) and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

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(f) The Paying Agent represents and warrants that:

(i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the “Paying Agent Agreements”) and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

(i) subject to Section 4(a)(iii) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

(ii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

(iii) Section 4.07 of each Trust Indenture is hereby incorporated by reference herein;

(iv) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof, such notice to refer specifically to the Pass Through Trustee’s obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 7.01 of each of the Trust Supplements;

(v) the Company shall not (x) redeem and re-issue any Series B Equipment Notes or Series C Equipment Notes, or (y) issue any Series C Equipment Notes pursuant to any Trust

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Indenture, unless it shall have obtained written confirmation from each Rating Agency that the reissuance or issuance of such Equipment Notes, as the case may be, will not result in (1) a reduction of the rating for any Class of Certificates then rated by any Rating Agency that will remain outstanding below the then current rating for such Class of Certificates or (2) a withdrawal or suspension of the rating of any Class of Certificates then rated by any Rating Agency that will remain outstanding. Any redemption or reissuance of the Series B Equipment Notes or Series C Equipment Notes and issuance of Series C Equipment Notes shall be subject to the terms of Sections 9.1(c) and 9.1(d), respectively, of the Intercreditor Agreement; and

(vi) if (x) the Depositary’s short-term unsecured debt rating from Moody’s Investors Service, Inc. shall at any time fall below P-1 or its long-term credit rating from either Standard & Poor’s Ratings Services or Fitch Ratings Ltd. shall at any time fall below A- (such minimum ratings, the “Depositary Threshold Ratings”) or any such rating shall have been withdrawn or suspended or (y) the Company or the Depositary, in its sole discretion, gives written notice to the other of its election that the Depositary be replaced, the Company shall, within 30 days after such event occurring, cause the Depositary to be replaced with a depositary bank (a “Replacement Depositary”) on the following terms and preconditions:

(A) the Replacement Depositary must meet the Depositary Threshold Ratings and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced);

(B) the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary and, except as expressly provided in clause (C) below, the Company shall pay any up-front fee of the Replacement Depositary and (without limitation of the foregoing) all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement;

(C) solely in the case of the Depositary making an election in its discretion that it be replaced (and without limitation of clause (A) above), (x) the notice given by the Depositary to the Company shall nominate a Replacement Depositary, which shall satisfy all of terms and preconditions of this Section 4(a)(vi) (and the Company shall have the right to utilize such nominee as the Replacement Depositary or to select another Replacement Depositary), (y) the fees, expenses, indemnities and other amounts payable to the Replacement Depositary upon its execution of the Replacement Deposit Agreement or thereafter shall not to any extent exceed those which would have been payable to the Depositary had such replacement not occurred (it being specifically understood and agreed that any up-front fee of the Replacement Depositary shall be paid by the replaced Depositary, provided that, if the Company selects a Replacement Depositary other than the nominee of the replaced Depositary and the upfront fee of such selection exceeds that of such nominee, the Company shall pay such excess), and (without limitation of the foregoing) the Depositary shall pay all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement, and (z) the Replacement Depositary shall be willing to enter into a Replacement

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Deposit Agreement for each of the Class A and Class B Certificates with the Escrow Agent having the same terms and conditions (including without limitation as to the interest to be paid on the Deposits) as the Deposit Agreements to which the Depositary is a party; and

(D) the Company or, in the case of the Depositary making an election that it be replaced (unless the Company shall have selected such Replacement Depositary), the Depositary, shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for each of the Class A and Class B Certificates with the Escrow Agent (and, upon request of the Company the Escrow Agent agrees to enter into any such Replacement Deposit Agreement) and shall cause the Replacement Depositary to deliver to the Company and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

Upon satisfaction of the foregoing conditions, the Company shall instruct the Class A Pass Through Trustee and the Class B Pass Through Trustee, and each such Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under its Deposit Agreements resulting from the delivery of any Withdrawal Notice delivered thereunder shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

(vii) Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of a Trust Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the respective Trust Indentures to which such Aircraft are subject). As used in this sentence, the terms “Triggering Event”, “Indenture Default”, “Regular Distribution Date” shall have the respective meanings set forth in the Intercreditor Agreement as originally executed.

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(b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 9.01 of any Trust Indenture then entered into, resign as Indenture Trustee in respect of such Trust Indenture.

SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due any amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class A and Class B Pass Through Trusts and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under all of the Trust Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class A and Class B Pass Through Trusts.

(b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding, (C) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance while such Special Termination Advance shall be outstanding, and (D) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A), (B) or (C)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any

12

amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Investment Earnings”, “Non-Extension Advance” and “Special Termination Advance” shall have the meanings specified in each Liquidity Facility.

SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, in whole or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company’s, the Subordination Agent’s, the Escrow Agent’s, the Paying Agent’s and the Pass Through Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

(c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 6 hereof and the Depositary as a beneficiary of Section 4(a)(vi)) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 6 hereof and the Depositary as a beneficiary of Section 4(a)(vi)) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement. To the extent that this Agreement expressly confers upon, gives or grants any right,

13

power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6) or to the Depositary with respect to Section 4(a)(vi), each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

US AIRWAYS, INC.

By /s/ Thomas T. Weir
Name:	THOMAS T. WEIR
Title:	VICE PRESIDENT & TREASURER
Address:	111 West Rio Salado Parkway
Tempe, Arizona 85281
Attention: Treasurer
Facsimile: (480) 693-5886

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By /s/ Robert P. Hines, Jr.
Name:	Robert P. Hines, Jr.
Title:	Assistant Vice President

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By	/s/ Robert P. Hines, Jr.

Name:	Robert P. Hines, Jr.
Title:	Assistant Vice President

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ Robert P. Hines, Jr.

Name:	Robert P. Hines, Jr.
Title:	Assistant Vice President
Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

WILMINGTON TRUST COMPANY, as Paying Agent

By	/s/ Robert P. Hines, Jr.

Name:	Robert P. Hines, Jr.
Title:	Assistant Vice President

Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

SCHEDULE I to

Note Purchase Agreement

AIRCRAFT AND SCHEDULED DELIVERY MONTHS

Aircraft Type	Expected Registration Number	Expected Manufacturer’s Serial Number	Scheduled Delivery Month
A321-211	N152UW	5588	May 2013
A321-211	N153UW	5594	May 2013
A321-211	N154UW	5644	June 2013
A321-211	N155UW	5659	June 2013
A321-211	N156UW	5684	July 2013
A321-211	N157UW	5696	July 2013
A321-231	N567UW	5728	August 2013
A330-243	N286AY	1415	May 2013
A330-243	N287AY	1417	May 2013
A330-243	N288AY	1441	August 2013
A330-243	N289AY	1455	October 2013

SCHEDULE II to

Note Purchase Agreement

TRUST SUPPLEMENTS

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series 2012-1A-O.

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series 2012-1B-O.

SCHEDULE III to

Note Purchase Agreement

REQUIRED TERMS

ANNEX A to

Note Purchase Agreement

DEFINITIONS

EXHIBIT A to

Note Purchase Agreement

FORM OF CLOSING NOTICE

EXHIBIT B to

Note Purchase Agreement

FORM OF PARTICIPATION AGREEMENT

EXHIBIT C to

Note Purchase Agreement

FORM OF INDENTURE

EXHIBIT B TO NOTE PURCHASE AGREEMENT

PARTICIPATION AGREEMENT [        ]

Dated as of [                    ], 201[    ]

Among

US AIRWAYS, INC.,

Owner,

and

WILMINGTON TRUST COMPANY,

Not in its individual capacity

except as expressly provided herein,

but solely as Indenture Trustee, Subordination Agent

under the Intercreditor Agreement and Pass Through Trustee

under each of the Applicable Pass Through Trust Agreements

One Airbus Model A3[    ]-2[    ] Aircraft

Bearing Manufacturer’s Serial No.[            ]

and U.S. Registration No. N[            ]

CONTENTS

SECTION 1.	DEFINITIONS AND CONSTRUCTION	2

SECTION 2.	SECURED LOANS; CLOSING	2
	2.1 Making of Loans and Issuance of Equipment Notes	2
	2.2 Closing	2

SECTION 3.	GUARANTEE	2

SECTION 4.	CONDITIONS PRECEDENT	3
	4.1 Conditions Precedent to the Obligations of the Pass Through Trustees	3
	4.2 Conditions Precedent to Obligations of Indenture Trustee	6
	4.3 Conditions Precedent to Obligations of Owner	7
	4.4 Post-Registration Opinion	7

SECTION 5.	REPRESENTATIONS AND WARRANTIES	8
	5.1 Owner’s Representations and Warranties	8
	5.2 WTC’s Representations and Warranties	10

SECTION 6.	COVENANTS, UNDERTAKINGS AND AGREEMENTS	13
	6.1 Covenants of Owner	13
	6.2 Covenants of WTC	15
	6.3 Covenants of Note Holders	16
	6.4 Agreements	17

SECTION 7.	CONFIDENTIALITY	20

SECTION 8.	INDEMNIFICATION AND EXPENSES	20
	8.1 General Indemnity	20
	8.2 Expenses	25
	8.3 General Tax Indemnity	25
	8.4 Payments	33
	8.5 Interest	33
	8.6 Benefit of Indemnities	33

SECTION 9.	ASSIGNMENT OR TRANSFER OF INTEREST	33
	9.1 Note Holders	33
	9.2 Effect of Transfer	34

SECTION 10.	SECTION 1110	34

SECTION 11.	CHANGE OF CITIZENSHIP	34
	11.1 Generally	34
	11.2 Indenture Trustee	34

PARTICIPATION AGREEMENT (2012-2)	i

SECTION 12.	MISCELLANEOUS	35
	12.1 Amendments	35
	12.2 Severability	35
	12.3 Survival	35
	12.4 Reproduction of Documents	35
	12.5 Counterparts	36
	12.6 No Waiver	36
	12.7 Notices	36
	12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE	36
	12.9 Third-Party Beneficiary	37
	12.10 Entire Agreement	38
	12.11 Further Assurances	38

SCHEDULES AND EXHIBITS

SCHEDULE 1 -	Accounts; Addresses
SCHEDULE 2 -	Commitments
SCHEDULE 3 -	Certain Terms
SCHEDULE 4 -	Permitted Countries

EXHIBIT A -	Opinion of special counsel to Owner
EXHIBIT B -	Opinion of regulatory counsel to Owner
EXHIBIT C-1 -	Opinion of special counsel to Indenture Trustee and to the Applicable Pass Through Trustees
EXHIBIT C-2 -	Opinion of special counsel to Indenture Trustee and to the Applicable Pass Through Trustees
EXHIBIT D -	Opinion of special counsel in Oklahoma City, Oklahoma
EXHIBIT E -	Opinion of special French counsel

PARTICIPATION AGREEMENT (2012-2)	ii

PARTICIPATION AGREEMENT [        ]

PARTICIPATION AGREEMENT [        ], dated as of [                    ], 201[    ] (this “Agreement”), among (a) US AIRWAYS, INC., a Delaware corporation (“Owner”), (b) WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee (in its capacity as Indenture Trustee, “Indenture Trustee” and in its individual capacity, “WTC”), (c) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Applicable Pass Through Trust Agreements (each, an “Applicable Pass Through Trustee”) and (d) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement (“Subordination Agent”).

RECITALS

A. Owner and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Owner and Owner has agreed to purchase from Airframe Manufacturer, certain aircraft, including the Aircraft.

B. Pursuant to each of the Pass Through Trust Agreements, the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

C. Each Applicable Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Applicable Pass Through Trust to purchase from Owner, on behalf of the related Applicable Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

D. Owner and Indenture Trustee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) to mortgage, pledge and assign to Indenture Trustee all of Owner’s right, title and interest in the Collateral to secure the Secured Obligations, including, without limitation, Owner’s obligations under the Equipment Notes.

E. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PARTICIPATION AGREEMENT (2012-2)	1

SECTION 1. DEFINITIONS AND CONSTRUCTION

Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture.

SECTION 2. SECURED LOANS; CLOSING

2.1 Making of Loans and Issuance of Equipment Notes

Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the “Closing Date”):

(a)	Each Applicable Pass Through Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars opposite such Trustee’s name on Schedule 2; and

(b)	The Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of each such Applicable Pass Through Trustee, one or more Equipment Notes, dated the Closing Date, of the Series set forth opposite such Trustee’s name on Schedule 2, in an aggregate principal amount equal to the amount of the secured loan made by each such Applicable Pass Through Trustee.

In addition, the Owner shall have the option after the Closing Date to redeem and reissue Series B Equipment Notes, subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement. If Series B are so reissued after the Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

2.2 Closing

(a) The Closing of the transactions contemplated hereby shall take place at the offices of [    ], or at such other place as the parties shall agree.

(b) All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3. GUARANTEE

The payment obligations of the Owner hereunder, under the Trust Indenture and the Equipment Notes issued thereunder will be guaranteed by US Airways Group, Inc. on and subject to the terms and conditions of the Guarantee heretofore delivered to the Pass Through Trustees, the Subordination Agent and the Indenture Trustee.

PARTICIPATION AGREEMENT (2012-2)	2

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Obligations of the Pass Through Trustees

The obligation of each Applicable Pass Through Trustee listed on Schedule 2 to make the secured loan described in Section 2.1(a) and to participate in the transactions contemplated by this Agreement on the Closing Date is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent:

4.1.1 Equipment Notes

The Owner shall have tendered the Equipment Notes to be issued to such Applicable Pass Through Trustees to the Indenture Trustee for authentication and the Indenture Trustee shall have authenticated such Equipment Notes to be issued to such Applicable Pass Through Trustees and shall have tendered the Equipment Notes to the Subordination Agent on behalf of such Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

4.1.2 Delivery of Documents

The Subordination Agent on behalf of each such Applicable Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

(i) this Agreement;

(ii) the Trust Indenture;

(iii) the initial Trust Indenture Supplement;

(iv) the broker’s report and insurance certificates required by Section 4.06 of the Trust Indenture;

(v) the Consent and Agreement, the Engine Consent and Agreement and the French Pledge Agreement;

(vi) the Bills of Sale;

(vii) (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by Owner of the Operative Agreements to which it is party required to be executed and delivered by Owner on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

(viii) an Officer’s Certificate of Owner, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

PARTICIPATION AGREEMENT (2012-2)	3

(ix) the Financing Statements;

(x) the following opinions of counsel, in each case dated the Closing Date:

(A) an opinion of Latham & Watkins LLP, special counsel to Owner, substantially in the form of Exhibit A;

(B) an opinion of Squire Sanders, regulatory counsel to Owner, substantially in the form of Exhibit B;

(C) the opinions of Morris James LLP, special counsel to Indenture Trustee and to the Applicable Pass Through Trustees, each substantially in the form of Exhibits C-1 and C-2;

(D) an opinion of Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit D;

(E) an opinion of Latham & Watkins, LLP, special French counsel for the Owner, with respect to the French Pledge Agreement, substantially in the form of Exhibit E; and

(xi) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA, together with a copy of a duly executed application for registration of the Aircraft with the FAA in the name of the Owner.

4.1.3 Perfected Security Interest

On the Closing Date, after giving effect to the filing of the FAA Filed Documents, the Financing Statements and the registration of the International Interest (or Prospective International Interest) of the Indenture Trustee in the Airframe and each Engine with the International Registry, Indenture Trustee shall have received a duly perfected first priority security interest in all of Owner’s right, title and interest in the Aircraft, subject only to Permitted Liens.

4.1.4 Violation of Law

No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Applicable Pass Through Trustee, Subordination Agent or Indenture Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Applicable Pass Through Trustee to make the loan contemplated by Section 2.1, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

PARTICIPATION AGREEMENT (2012-2)	4

4.1.5 Representations, Warranties and Covenants

The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

4.1.6 No Event of Default

On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes a Default or an Event of Default.

4.1.7 No Event of Loss

No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

4.1.8 Title

Owner shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens.

4.1.9 Certification

The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

4.1.10 Section 1110

Indenture Trustee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

4.1.11 Filing

On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act, (b) the sale of the Airframe and Engines to the Owner and the International Interest (or Prospective International Interest) of the Indenture Trustee in the Airframe and Engines granted (or to be granted) under the Trust Indenture shall have been registered with the International Registry and there shall exist no registered International Interest

PARTICIPATION AGREEMENT (2012-2)	5

with respect to the Airframe or either Engine on the International Registry with a priority over the International Interest of the Indenture Trustee therein, (c) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction and (d) the Subordination Agent, on behalf of each Applicable Pass Through Trustee, shall have received a printout of the “priority search certificate” from the International Registry relating to the Airframe and each Engine showing no International Interest with a priority over the International Interest of the Indenture Trustee therein.

4.1.12 No Proceedings

No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

4.1.13 Governmental Action

All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

4.1.14 Note Purchase Agreement

The conditions precedent to the obligations of the Applicable Pass Through Trustees and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

4.2 Conditions Precedent to Obligations of Indenture Trustee

The obligation of Indenture Trustee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Indenture Trustee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.2.

4.2.1 Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Indenture Trustee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Indenture Trustee.

PARTICIPATION AGREEMENT (2012-2)	6

4.2.2 Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Indenture Trustee.

4.3 Conditions Precedent to Obligations of Owner

The obligation of Owner to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.3.

4.3.1 Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

(i)(A) an incumbency certificate of WTC as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of WTC and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTC, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of WTC, which authorize the execution, delivery and performance by WTC of the Operative Agreements to which it is a party; and

(ii) an Officer’s Certificate of WTC, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Indenture Trustee, an Applicable Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).

4.3.2 Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12 and 4.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

4.4 Post-Registration Opinion

Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Owner will cause Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, each Pass Through Trustee and Indenture Trustee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

PARTICIPATION AGREEMENT (2012-2)	7

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 Owner’s Representations and Warranties

Owner represents and warrants to each Pass Through Trustee, Subordination Agent and Indenture Trustee that:

5.1.1 Organization; Qualification

Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

5.1.2 Corporate Authorization

Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

5.1.3 No Violation

The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

5.1.4 Approvals

The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner or (b) any Government Entity, other than (x) the filings, registrations and recordations referred to in Section 5.1.6 and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

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5.1.5 Valid and Binding Agreements

The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.1.6 Registration and Recordation

Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner (and the periodic renewal of such registration with the FAA prior to its expiration), (b) the filing with the FAA of the AC Forms 8050-135 with respect to the sale of the Airframe and Engines to Owner and the International Interests (or Prospective International Interests) granted under the Trust Indenture thereon and the filing with the FAA for recordation (and recordation) of the FAA Filed Documents, (c) the registration of the International Interest (or Prospective International Interest) in, and the sale to the Owner of, the Airframe and Engines with the International Registry, (d) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (e) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Indenture Trustee’s security interest in the Aircraft as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

5.1.7 Owner’s Location

The Owner’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of Owner are correctly set forth in Schedule 1 hereto in the column “Address for Notices”.

5.1.8 No Event of Loss

No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

5.1.9 Compliance With Laws

(a) Owner is a Citizen of the United States and a U.S. Air Carrier.

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(b) Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

(c) Owner is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.1.10 Securities Laws

Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

5.1.11 Broker’s Fees

No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

5.1.12 Section 1110

Indenture Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

5.1.13 Cape Town

The Owner is a Transacting User Entity (as defined in the regulations of the International Registry); is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframe and each Engine. The Bills of Sale for the Airframe and Engines constitute a “contract of sale” (as defined in the Cape Town Treaty), and the Trust Indenture, as supplemented by the Trust Indenture Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. The Airframe and each Engine are “aircraft objects” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.

5.2 WTC’s Representations and Warranties

WTC represents and warrants (with respect to Section 5.2.10, solely in its capacity as Subordination Agent) to Owner that:

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5.2.1 Organization, Etc.

WTC is a Delaware trust company duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware trust company with trust authority to execute and deliver, and perform its obligations under, the Applicable Pass Through Trustee Agreements and the Operative Agreements to which it is a party.

5.2.2 Corporate Authorization

WTC has taken, or caused to be taken, all necessary trust action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party and the performance of its obligations thereunder.

5.2.3 No Violation

The execution and delivery by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Indenture Trustee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or Indenture Trustee, a Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, or any of WTC’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

5.2.4 Approvals

The execution and delivery by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination

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Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

5.2.5 Valid and Binding Agreements

The Pass Through Trustee Agreements and the Operative Agreements to which it is a party have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.2.6 Citizenship

WTC is a Citizen of the United States.

5.2.7 No Liens

On the Closing Date, there are no Liens attributable to WTC in respect of all or any part of the Collateral.

5.2.8 Litigation

There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Indenture Trustee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Indenture Trustee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

5.2.9 Securities Laws

Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

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5.2.10 Investment

The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Applicable Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 9, the disposition by it of its Equipment Notes shall at all times be within its control.

5.2.11 Taxes

There are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

5.2.12 Broker’s Fees

No Person acting on behalf of WTC, in its individual capacity or as Indenture Trustee, any Applicable Pass Through Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

SECTION 6. COVENANTS, UNDERTAKINGS AND AGREEMENTS

6.1 Covenants of Owner

Owner covenants and agrees, at its own cost and expense, with Note Holder and Indenture Trustee as follows:

6.1.1 Corporate Existence; U.S. Air Carrier

Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

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6.1.2 Notice of Change of Location

Owner will give Indenture Trustee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 6.1.3(c) as a result of such relocation.

6.1.3 Certain Assurances

(a) Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Indenture Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b) Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

(c) Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Indenture Trustee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents). Indenture Trustee, and not Owner, shall be responsible for any amendments to the foregoing documents and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of Indenture Trustee or change in the Indenture Trustee’s name, status, jurisdiction of organization or address.

(d) If the Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Indenture Trustee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Indenture Trustee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

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6.1.4 Securities Laws

Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

6.1.5. Notice of Lease

Owner shall give to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, a copy of any notice regarding a lease of the Aircraft required to be given to the Indenture Trustee pursuant to clause (w) of the first sentence of the third to last paragraph of Section 4.02(b) of the Trust Indenture, at the time such notice is given to Indenture Trustee, if at such time Standard & Poor’s is then rating the Pass Through Certificates.

6.2 Covenants of WTC

WTC in its individual capacity or as Indenture Trustee, each Applicable Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

6.2.1 Liens

WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTC on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral, and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

6.2.2 Securities Act

WTC in its individual capacity or as Indenture Trustee, an Applicable Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

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6.2.3 Performance of Agreements

WTC, in its individual capacity and as Indenture Trustee, an Applicable Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Pass Through Trustee Agreements and the Operative Agreements in accordance with the terms thereof.

6.2.4 Withholding Taxes

WTC shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Indenture Trustee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

6.3 Covenants of Note Holders

Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Indenture Trustee as follows:

6.3.1 Withholding Taxes

Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Indenture Trustee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Indenture Trustee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

6.3.2 Transfer; Compliance

(a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

(b) Except for the transfer of the interests of each Applicable Pass Through Trustee in the Equipment Notes to the trustee of the Related Trust (as defined in each Applicable Pass Through Trust Agreement) in accordance with the related Applicable Pass Through Trust Agreement, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

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(i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

(ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

6.4 Agreements

6.4.1 Quiet Enjoyment

Each Applicable Pass Through Trustee, Subordination Agent, each Note Holder and Indenture Trustee each agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s rights in accordance with the Indenture to the quiet enjoyment, possession and use of the Aircraft.

6.4.2 Consents

Each Pass Through Trustee, Subordination Agent and Indenture Trustee each covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

6.4.3 Insurance

Each Pass Through Trustee, Subordination Agent, Indenture Trustee and each Note Holder each agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 of the Trust Indenture.

6.4.4 Extent of Interest of Note Holders

A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full. The

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preceding sentence shall not limit the rights of the Related Note Holders with respect to Related Secured Obligations under the Trust Indenture, provided that a Related Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the Related Secured Obligations attributable to the Related Equipment Note held by such Holder shall have been paid in full.

6.4.5 Foreign Registration

Each Note Holder and Indenture Trustee hereby agree, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

(a) that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i) each of the following requirements is satisfied:

(A)	no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B)	such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C)	such country is a country with which the United States then maintains normal diplomatic relations or, if such country is Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date; and

(ii) the Indenture Trustee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Indenture Trustee addressed to Indenture Trustee to the effect that:

(A) such country would recognize the Owner’s ownership interest in the Aircraft;

(B) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner’s right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and International Interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Indenture Trustee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of such change in registration);

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(C) unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Indenture Trustee (or any Affiliate of the Indenture Trustee), for the Indenture Trustee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

(b) In addition, as a condition precedent to any change in registration Owner shall have given to Indenture Trustee assurances reasonably satisfactory to Indenture Trustee:

(i)	to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

(ii)	of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Indenture Trustee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Indenture Trustee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Indenture Trustee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Indenture Trustee for the benefit of Note Holders; and

(iii)	to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Indenture Trustee, afford such protection).

6.4.6 Interest in Certain Engines

Each Note Holder and Indenture Trustee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller,

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mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7. CONFIDENTIALITY

Owner, Note Holders and Indenture Trustee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner’s, a Note Holder’s, the Liquidity Provider’s, Indenture Trustee’s or other Indenture Indemnitee’s interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner’s, a Note Holder’s, the Liquidity Provider’s, a Pass Through Trustee’s, Indenture Trustee’s or other Indenture Indemnitee’s counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 8. INDEMNIFICATION AND EXPENSES

8.1 General Indemnity

8.1.1 Indemnity

Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

(a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

(b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair,

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overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

(c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

(d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement to which it is party or any Pass Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass Through Agreement.

8.1.2 Exceptions

Notwithstanding anything contained in Section 8.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 8.1.1 in respect of any Expense of such Indemnitee:

(a) For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 8.3;

(b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Trust Indenture is required to be terminated in accordance with Section 11.01 of the Trust Indenture; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner’s covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Trust Indenture;

(c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

(d) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

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(e) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

(f) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

(g) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

(h)(i) With respect to any Indemnitee (other than Indenture Trustee), to the extent attributable to the failure of the Indenture Trustee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to any Indemnitee (other than the Escrow Agent), to the extent attributable to the failure of the Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (v) with respect to any Indemnitee (other than the Paying Agent), to the extent attributable to the failure of the Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (vi) to the extent attributable to the failure of the Depositary to pay funds payable by it in accordance with any Deposit Agreement, (vii) with respect to Indenture Trustee, to the extent attributable to the negligence or willful misconduct of Indenture Trustee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (viii) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (ix) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (x) with respect to the Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, (xi) with respect to the Paying Agent, to the extent attributable to the negligence or willful misconduct of the Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement, (xii) with respect to any Indemnitee (other than the Securities Intermediary), to the extent attributable to the failure of the Securities Intermediary to distribute funds received and distributable by it in accordance with the Trust Indenture and (xiii) with respect to Securities Intermediary, to the extent attributable to the negligence or willful misconduct of Securities Intermediary in the distribution of funds received and distributable by it in accordance with the Trust Indenture;

(i) Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments,

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supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Owner or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

(j) To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

(k) To the extent that it is an ordinary and usual operating or overhead expense;

(l) For any Lien attributable to such Indemnitee or any related Indemnitee;

(m) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Owner’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation; or

(n) To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

For purposes of this Section 8.1, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

8.1.3 Separate Agreement

This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

8.1.4 Notice

If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 8.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 8.1.4, or in Section 8.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner’s ability to contest such claim.

8.1.5 Notice of Proceedings; Defense of Claims; Limitations

(a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 8.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 8.1.5(c), settle or compromise the same.

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(b) Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 8.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 8.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided, that Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

(c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8.1.

(d) In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to Section 4.06 of the Indenture, at Owner’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(e) If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 8 and Section 12.8 prior to making any payment to such Indemnitee under this Section 8.

(f) Nothing contained in this Section 8.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

8.1.6 Information

Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner’s control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 8.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 8.1.5.

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8.1.7 Effect of Other Indemnities; Subrogation; Further Assurances

Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than in connection with any indemnity claim such Indemnitee may have under Section 6.03 or 8.01 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner’s expense.

8.1.8 Refunds

If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Indenture Trustee to hold as security for Owner’s obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

8.2 Expenses

8.2.1 Invoices and Payment

The Indenture Trustee, the Applicable Pass Through Trustees and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

8.2.2 Payment of Other Expenses

Owner shall pay (i) the ongoing fees and expenses of Indenture Trustee and Securities Intermediary, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Indenture Trustee, Securities Intermediary or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.

8.3 General Tax Indemnity

8.3.1 General

Except as provided in Section 8.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income and any Taxes imposed under FATCA), and in the event

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that Owner shall be required by applicable law to make any such withholding or deduction for any such payment (x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 8.3.2 and whether or not any of the transactions contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

8.3.2 Certain Exceptions

The provisions of Section 8.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

(a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, any withholding taxes on, based on or measured by gross or net income or receipts, and any Taxes imposed under FATCA or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

(b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured

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by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, the Note Holders or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

(c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Indenture Trustee;

(d) that are being contested as provided in Section 8.3.4 hereof;

(e) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(f) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, any interest arising under the Operative Agreements or any Equipment Note or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

(g) Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above;

(h) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Owner to fulfill its obligations, if any, under Section 8.3.6 with respect to such return;

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(i) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the Owner is not obligated to discharge under the Operative Agreements;

(j) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

(k) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

(l) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

(m) Taxes relating to ERISA or Section 4975 of the Code.

For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

8.3.3 Payment

(a) Owner’s indemnity obligation to a Tax Indemnitee under this Section 8.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 8.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 8.3), shall equal the amount of the Tax indemnifiable under this Section 8.3.

(b) At Owner’s request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 8.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

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(c) Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee’s possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 8.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

(d) Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 8.3. Owner shall pay any amount for which it is liable pursuant to this Section 8.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 8.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner’s payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 8.3, a “Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 8.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 8.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

(e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 8.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 8.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 8.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 8.3.1 without regard to the provisions of Section 8.3.2 (other than Section 8.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

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8.3.4 Contest

(a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses Owner’s rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys’ and accountants’ fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner’s cost and expense) with such information or data that is in such Tax Indemnitee’s control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 8.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 8.3.4(b) or (c)).

PARTICIPATION AGREEMENT (2012-2)	30

(b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, (ii) if such contest shall involve the payment of the claim, Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Owner pursuant to this Section 8.3 without the written permission of Owner, Owner’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 8.3.4(c), and subject to Section 8.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

(c) Notwithstanding anything contained in this Section 8.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner’s consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 8.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Owner any amount previously paid or advanced by Owner pursuant to this Section 8.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

8.3.5 Refund

If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of

PARTICIPATION AGREEMENT (2012-2)	31

(a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 8.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

8.3.6 Tax Filing

If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 8.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

8.3.7 Forms

Each Tax Indemnitee agrees to furnish from time to time to Owner or Indenture Trustee or to such other person as Owner or Indenture Trustee may designate, at Owner’s or Indenture Trustee’s request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

8.3.8 Non-Parties

If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 8.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 8.3.

PARTICIPATION AGREEMENT (2012-2)	32

8.3.9 Subrogation

Upon payment of any Tax by Owner pursuant to this Section 8.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

8.4 Payments

Any payments made pursuant to Section 8.1 or 8.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

8.5 Interest

If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under Section 8.1 or 8.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

8.6 Benefit of Indemnities

The obligations of Owner in respect of all indemnities, obligations, adjustments and payments in Section 8.1 or 8.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Trust Indenture.

SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST

9.1 Note Holders

Subject to Section 6.3.2 hereof and Section 2.06 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral and Owner shall not

PARTICIPATION AGREEMENT (2012-2)	33

have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by (i) all of the covenants of Note Holders contained in the Operative Agreements and (ii) certain terms of the Intercreditor Agreement as specified in such Equipment Notes and/or Section 2.06 of the Trust Indenture.

9.2 Effect of Transfer

Upon any Transfer in accordance with Section 9.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 10. SECTION 1110

It is the intention of each of the Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Indenture Trustee that Indenture Trustee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

SECTION 11. CHANGE OF CITIZENSHIP

11.1 Generally

Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTC and Indenture Trustee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

11.2 Indenture Trustee

Upon WTC giving any notice in accordance with Section 11.1, Indenture Trustee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Indenture Trustee’s citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign as Indenture Trustee promptly upon its ceasing to be such a citizen.

PARTICIPATION AGREEMENT (2012-2)	34

SECTION 12. MISCELLANEOUS

12.1 Amendments

No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

12.2 Severability

If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

12.3 Survival

The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

12.4 Reproduction of Documents

This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

PARTICIPATION AGREEMENT (2012-2)	35

12.5 Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

12.6 No Waiver

No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

12.7 Notices

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF

PARTICIPATION AGREEMENT (2012-2)	36

NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 12.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 12.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.9 Third-Party Beneficiary

This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders), each of which is an intended third party beneficiary with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3) and the persons referred to in Section 6.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders), with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3), and the persons referred to in Section 6.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

PARTICIPATION AGREEMENT (2012-2)	37

12.10 Entire Agreement

This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

12.11 Further Assurances

Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

[This space intentionally left blank]

PARTICIPATION AGREEMENT (2012-2)	38

IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

US AIRWAYS, INC., Owner

By
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee

By
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the US Airways Pass Through Trust,
2012-2A-O

By
Name:
Title:

PARTICIPATION AGREEMENT (2012-2)	SIGNATURE PAGE

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the US Airways Pass Through Trust, 2012-2B-O

By
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By
Name:
Title:

PARTICIPATION AGREEMENT (2012-2)	SIGNATURE PAGE

SCHEDULE I - ACCOUNTS;

ADDRESSES

PARTICIPATION AGREEMENT [        ]

ACCOUNTS; ADDRESSES

	Account for Payments	Address for Notices

US Airways, Inc.	US Airways, Inc. JP Morgan Chase- New York, NY Account No.: 708038021 ABA#: 021-000-021 Attention: Simon Little Voice: 480-693-2822 Facsimile: 480-693-8953 Reference: US Airways 2012-2 EETC	US Airways, Inc. 111 West Rio Salado Parkway Tempe, Arizona 85281 Attention: Vice President and Treasurer Facsimile: (480) 693-5886 with a copy to: Deputy General Counsel Facsimile: (480) 693-5932

Wilmington Trust Company, Indenture Trustee	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [ ] ABA#: 031100092 Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

Wilmington Trust Company, as Subordination Agent	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [ ] ABA#: 031100092 Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

Wilmington Trust Company, as Pass Through Trustee for the 2012-2A Pass Through Trust	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [ ] ABA#: 031100092 Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

Wilmington Trust Company, as Pass Through Trustee for the 2012-2B Pass Through Trust	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [ ] ABA#: 031100092 Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

SCHEDULE 1 TO PARTICIPATION AGREEMENT (2012-2)	1

SCHEDULE 2 - COMMITMENTS

PARTICIPATION AGREEMENT [        ]

COMMITMENTS

Pass Through Trustee	Series of Equipment Notes	Dollar Amount of Loan

2012-2A	Series A

2012-2B	Series B

SCHEDULE 2 TO PARTICIPATION AGREEMENT (2012-2)	1

SCHEDULE 3 - CERTAIN TERMS

PARTICIPATION AGREEMENT [        ]

CERTAIN TERMS

Defined Term	Definition

Minimum Liability Insurance Amount	$500,000,000

Threshold Amount	$5,000,000

SCHEDULE 3 TO PARTICIPATION AGREEMENT (2012-2)	1

PERMITTED COUNTRIES

Argentina	Luxembourg
Australia	Malaysia
Austria	Malta
Bahamas	Mexico
Belgium	Morocco
Bolivia	Netherlands
Brazil	Netherlands Antilles
Canada	New Zealand
Chile	Norway
Colombia	Panama
Czech Republic	People’s Republic of China
Denmark	Peru
Egypt	Philippines
Ecuador	Poland
Finland	Portugal
France	Republic of China (Taiwan)
Germany	Russia
Greece	Singapore
Guatemala	South Africa
Hungary	South Korea
Iceland	Spain
India	Sweden
Indonesia	Switzerland
Ireland	Thailand
Italy	Trinidad and Tobago
Jamaica	Turkey
Japan	United Kingdom
Jordan	Uruguay
Kuwait	Venezuela

SCHEDULE 4 TO PARTICIPATION AGREEMENT (2012-2)	1

EXHIBIT C TO NOTE PURCHASE AGREEMENT

TRUST INDENTURE AND SECURITY AGREEMENT [        ]

Dated as of [                     ], 20[    ]

Among

US AIRWAYS, INC.,

Owner

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Securities Intermediary

and

WILMINGTON TRUST COMPANY,

not in its individual capacity,

except as expressly stated herein,

but solely as Indenture Trustee,

Indenture Trustee

EQUIPMENT NOTES COVERING

ONE AIRBUS A3[    ]-2[    ] AIRCRAFT

BEARING U.S. REGISTRATION MARK N[            ]

AND MANUFACTURER’S SERIAL NO. [            ]

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page

SECTION 11.09.	Headings	62
SECTION 11.10.	Normal Commercial Relations	62
SECTION 11.11.	Governing Law; Counterpart Form	62
SECTION 11.12.	Voting By Note Holders	62
SECTION 11.13.	Bankruptcy	62

ANNEX A	Definitions
ANNEX B	Insurance
EXHIBIT A	Form of Trust Indenture and Security Agreement Supplement
SCHEDULE I	Equipment Notes Amortization and Interest Rates

iii

TRUST INDENTURE AND SECURITY AGREEMENT [        ]

TRUST INDENTURE AND SECURITY AGREEMENT [            ], dated as of [                          ], 20[        ] (this “Trust Indenture”), between US AIRWAYS, INC., a Delaware corporation (“Owner”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Securities Intermediary hereunder (together with its successors hereunder, the “Securities Intermediary”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee hereunder (together with its successors hereunder, the “Indenture Trustee”).

W I T N E S S E T H

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Series of Equipment Notes specified on Schedule I hereto, and the possible issuance of Series C Equipment Notes, and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Indenture Trustee, as part of the Collateral hereunder, among other things, of all of the Owner’s right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto, when executed by the Owner and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes and to secure the Related Secured Obligations and the performance and observance by the Owner of all agreements, covenants and provisions contained in the Related Equipment Notes, for the benefit of the Note Holders and each of the Indenture Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes and the Related Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest and, in the case of the Airframe and Engines, an International Interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1) The Airframe which is one Airbus [            ] aircraft with the FAA Registration number of N[            ] and the manufacturer’s serial number of [            ] and two Engines, each of which Engines is a [                            ] jet propulsion aircraft engine with at least 1750 lb. of thrust, with the manufacturer’s serial numbers of [            ] and [            ] (such Airframe and Engines more particularly described in the Trust Indenture Supplement executed and delivered as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2) The Airframe Warranties, the Engine Warranties, the Consent and Agreement, the Engine Consent and Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner’s other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Airframe Warranties and the Engine Warranties, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement, as applicable;

(3) All proceeds with respect to the requisition of title to or use of the Aircraft or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, the Airframe, any Engine or other property described in any of these Granting Clauses by the Indenture Trustee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

(4) All rents, revenues and other proceeds collected by the Indenture Trustee pursuant to paragraph (iv) of clause “Third” of Section 3.03 and Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Indenture Trustee or the Securities Intermediary by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Indenture Trustee or the Securities Intermediary hereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(5) All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Indenture Trustee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Indenture Trustee, with respect to the Indenture Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Indenture Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Indenture Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Indenture Trustee shall not enter into any amendment of any Indenture Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.12 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (5) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Indenture Trustee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises; provided that no action of the Indenture Trustee pursuant to this paragraph shall increase the obligations or liabilities of the Owner to any Person beyond those obligations and liabilities specifically set forth in this Trust Indenture and in the other Operative Agreements and the Indenture Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Indenture Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests, International Interests and assignments created or intended to be created hereby or to obtain for the Indenture Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

ARTICLE II

THE EQUIPMENT NOTES

SECTION 2.01. Form of Equipment Notes

The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE

SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE

SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY

NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH

APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

US AIRWAYS, INC.

SERIES [A][B][C] EQUIPMENT NOTE DUE [            ] ISSUED IN CONNECTION WITH THE

AIRBUS MODEL [            ] AIRCRAFT BEARING UNITED STATES REGISTRATION

NUMBER N[            ]

No.	Date: [ , ]

INTEREST RATE	MATURITY DATE

[ ]	[ ]

US AIRWAYS, INC., a Delaware corporation (“Owner”), hereby promises to pay to                     , or the registered assignee thereof, the principal sum of $                    (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be due and payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semi-annual installments commencing on [            ] 1, 201[    ] and thereafter on June 3 and December 3 of each year, to and including [                    ]. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Security Agreement [            ] dated as of [                 ], 20[    ], between the Owner, Wilmington Trust, National Association as securities intermediary and Wilmington Trust Company (the “Indenture Trustee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Indenture Trustee or at the office of any successor in the manner provided in Section 2.06 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Indenture Trustee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of Make-Whole Amount, if any, and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Indenture Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture and the Related Indentures. Reference is hereby made to the Trust Indenture and the Related Indentures for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each of the Related Indentures) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Indenture Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Indenture Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.09, 2.10 and 2.11 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

This Equipment Note is subject to certain restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.06 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes and Related Series A Equipment Notes]1 [Series A Equipment Notes, Series B Equipment Notes, Related Series A Equipment Notes and Related Series B Equipment Notes]2, and certain other Secured Obligations, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Indenture Trustee its attorney-in-fact for such purpose.]3

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

*     *     *

[1].	To be inserted in the case of a Series B Equipment Note.
[2].	To be inserted in the case of a Series C Equipment Note, if any.
[3].	To be inserted for each Equipment Note other than any Series A Equipment Note.

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

US AIRWAYS, INC.

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Amount to Be Paid

[SEE SCHEDULE I TO TRUST INDENTURE

WHICH IS INSERTED UPON ISSUANCE]

*     *     *

SECTION 2.02. Issuance and Terms of Equipment Notes

The Equipment Notes (other than the Series C Equipment Notes) shall be dated the Closing Date, shall be issued in two separate series consisting of Series A and Series B and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, each Series specified in Schedule I shall be issued to the Subordination Agent on behalf of the Applicable Pass Through Trustee under the Applicable Pass Through Trust Agreement. In addition to the foregoing, the Owner shall have the option to issue Series C Equipment Notes at any time after the Closing Date, subject to the terms of Section 4(a)(v) of the Note Purchase Agreement and Section 9.1(d) of the Intercreditor Agreement. If the Owner so elects to issue the Series C Equipment Notes, Series C Equipment Notes shall be issued in a single separate series, shall be dated the date of original issuance thereof and shall have such maturity, principal amount and interest rate as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. Without limitation of the foregoing, new Series B Equipment Notes may be issued pursuant to the provisions of Section 2.10(b) and new Series C Equipment Notes may be issued pursuant to the provisions of Section 2.10(c).

Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding. Accrued interest shall be payable in arrears on [            ] 1, 201[    ], and on each June 3 and December 3 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto (as amended, in the case of Series C, at the time of original issuance of Series C) which shall be attached as Schedule I to such Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

The Owner agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.04 hereof: (a)(i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement, an amount equal to the fees payable to the

Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) (x) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Special Termination Advance multiplied by (y) the fraction specified in the foregoing clause (i); (v) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by the Owner on the overdue scheduled interest on the “Equipment Notes” (as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance was made by the Liquidity Provider multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”); and (vi) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii), (iv) or (v) above, multiplied by the fraction specified in the foregoing clause (i), (b) without duplication of any amounts paid or payable pursuant to the provisions hereof, Owner’s pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by the Owner under the Pass Through Trust Agreements, (c) without duplication of any amounts paid or payable pursuant to the provisions hereof, Owner’s pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (d) in the event the Owner requests any amendment to any Operative Agreement or Pass Through Agreement, the Owner’s pro rata share of all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agents and the Paying Agents in connection therewith payable by the Pass Through Trustees under the Escrow Agreements. As used herein, “Owner’s pro rata share” means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all “Equipment Notes” (as each such term is defined in each of the Operative Indentures). For purposes of this paragraph, (i) the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility and (ii) the term “Cash Collateral Account” shall have the meaning specified in the Intercreditor Agreement.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Indenture Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule I hereto (as amended, in the case of Series C, at the time of original issuance of Series C).

SECTION 2.03. Method of Payment

(a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:30 p.m., New York time, on the due date of payment to the Indenture Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein, and payment of such amount by the Owner to the Indenture Trustee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at Debt Rate until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 p.m., New York time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Indenture Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Indenture Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule 1 thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Indenture Trustee consistent with this Section 2.03.

(b) The Indenture Trustee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes (including, without limitation, any such withholding taxes imposed under FATCA) applicable thereto as required by Law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN, W-8EXP or W-8IMY (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in any of the three preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax, including any amounts required to be withheld under FATCA. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment) or in any of the three preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if an applicable income tax convention, the Code or the regulations thereunder or the administrative interpretation of any of the foregoing is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Indenture Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

SECTION 2.04. Application of Payments

In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest due thereon shall be applied:

First: to the payment of Make-Whole Amount, if any, with respect to such Equipment Note and any other amount (other than as covered by any of the following clauses) due hereunder or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.09, 2.10 and 2.11 hereof).

The amounts paid pursuant to clause “Fourth” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their maturity.

SECTION 2.05. Termination of Interest in Collateral

No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Indenture Trustee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner and all Related Secured Obligations (collectively, the “Secured Obligations”) shall have been paid in full.

SECTION 2.06. Registration Transfer and Exchange of Equipment Notes

The Indenture Trustee shall keep a register (the “Equipment Note Register”) in which the Indenture Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Indenture Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Indenture Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Indenture Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.06 or under Section 2.07 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Indenture Trustee and such change is reflected on the Equipment Note Register. The Indenture Trustee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Trust Indenture and the Participation Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 thereof, and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement and (ii) agrees to the restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction, or otherwise authorize, the Indenture Trustee to take any action that would violate Sections 4.1(a)(i) or 4.1(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.06, the Indenture Trustee and the Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Equipment Notes

If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Indenture Trustee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Indenture Trustee such security or indemnity as may be required by them to save the Owner and the Indenture Trustee harmless and evidence satisfactory to the Owner and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory the Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.07, the Indenture Trustee and the Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

SECTION 2.08. Payment of Expenses on Transfer; Cancellation

(a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Indenture Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) The Indenture Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

SECTION 2.09. Mandatory Redemptions of Equipment Notes

On the date on which the Owner is required pursuant to Section 4.05 hereof to make payment for an Event of Loss with respect to the Airframe, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders but without Make-Whole Amount.

SECTION 2.10. Optional Redemptions of Equipment Notes

(a) All (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least thirty (30) days’ revocable prior written notice to the Indenture Trustee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders plus Make-Whole Amount, if any, provided that no redemption shall be permitted under this Section 2.10(a) unless simultaneously with such redemption all Related Series A Equipment Notes, Related Series B Equipment Notes and Related Series C Equipment Notes, if any, shall also be redeemed.

(b) All (but not less than all) of the Series B Equipment Notes may be redeemed by the Owner upon at least thirty (30) days’ revocable prior written notice to the Indenture Trustee and the Note Holders of such Series, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders of such Series plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.10(b) unless the following conditions have been satisfied: (1) simultaneously with such redemption, the Related Series B Equipment Notes shall also be redeemed; and (2) simultaneously with such redemption, new Series B Equipment Notes shall be reissued in accordance with Section 4(a)(v) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement.

(c) All (but not less than all) of the Series C Equipment Notes, if issued, may be redeemed by the Owner upon at least thirty (30) days’ revocable prior written notice to the Indenture Trustee and the Note Holders of such Series, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders of such Series plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.10(c) unless the following conditions have been satisfied: (1) simultaneously with such redemption, the Related Series C Equipment Notes shall also be redeemed; and (2) simultaneously with such redemption, new Series C Equipment Notes shall be reissued in accordance with Section 4(a)(v) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement.

SECTION 2.11. Redemptions; Notice of Redemption

(a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Indenture Trustee.

(b) Notice of redemption with respect to the Equipment Notes shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than twenty (20) nor more than sixty (60) days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to the Indenture Trustee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Indenture Trustee, deposit or cause to be deposited with the Indenture Trustee by 12:30 p.m. New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d) Notice of redemption having been given as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the

Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.06, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

SECTION 2.12. Subordination

(a) The Owner, each Note Holder (by acceptance of its Equipment Notes of any Series) and each Related Note Holder (by acceptance of its Related Equipment Note), hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series or owed to such Related Note Holder, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

(b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.12 or Article III hereof, it will hold any amount so received in trust for the Senior Holder and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article III hereof. By the acceptance of its Related Equipment Notes (other than Related Series A Equipment Notes), each Related Note Holder agrees that in the event that such Related Note Holder, in its capacity as a Related Note Holder, shall receive any payment or distribution pursuant to this Trust Indenture on any Related Secured Obligations which it is not entitled to receive under this Section 2.12 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.12(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article III hereof.

(c) As used in this Section 2.12, the term “Senior Holder” shall mean (i) the Note Holders of Series A Equipment Notes and Related Note Holders of the Related Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes and Related Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes and Related Series A Equipment Notes have been paid in full, the Note Holders of Series B Equipment Notes and Related Note Holders of the Related Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes and Related Series B Equipment Notes have been paid in full, and (iii) after the Secured Obligations in respect of Series B Equipment Notes and Related Series B Equipment Notes have been paid in full, the Note Holders of Series C Equipment Notes and Related Note Holders of the Related Series C Equipment Notes until the Secured Obligations in respect of Series C Equipment Notes and Related Series C Equipment Notes have been paid in full.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

SECTION 3.01. Basic Distributions

Except as otherwise provided in Sections 3.02 and 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Indenture Trustee shall be promptly distributed in the following order of priority:

(i)	so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

(ii)	after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

(iii)	after giving effect to paragraph (ii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes.

SECTION 3.02. Event of Loss; Replacement; Optional Redemption

Except as otherwise provided in Section 3.03 hereof, any payments received by the Indenture Trustee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss pursuant to Section 2.09 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.10 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations then due by applying such funds in the following order of priority:

First,	(a	)	to reimburse the Indenture Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (except as provided in clauses “Second” and “Third” below) to the Indenture Trustee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “Second” and “Third” below);

Second,	(i	)	to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes, but excluding distributions of amounts of Related Secured Obligations to Related Note Holders;

	(ii	)	after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause “Third” of Section 3.03 hereof plus Make Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes, but excluding distributions of amounts of Related Secured Obligations to Related Note Holders;

	(iii	)	after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause “Third” of Section 3.03 hereof plus Make Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes, but excluding distributions of amounts of Related Secured Obligations to Related Note Holders; and

Third,	(i	)	to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Related Series A Equipment Notes;

	(ii	)	after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Related Series B Equipment Notes;

	(iii	)	after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Related Series C Equipment Notes; and

Fourth,			as provided in clause “Fourth” of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Indenture Trustee shall be held by the Indenture Trustee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of the Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Airframe or Engine and the replacement thereof as provided herein; provided, further, however, in the case of a redemption of Equipment Notes pursuant to Section 2.10(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraph in clause “Second” above that refers to such Series in connection with such redemption. No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the redemption of the Equipment Notes as a result of an Event of Loss with respect to the Airframe or the Airframe and one or more Engines.

SECTION 3.03. Payments After Event of Default

Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Indenture Trustee as part of the Collateral, shall be promptly distributed by the Indenture Trustee in the following order of priority:

First,	so much of such payments or amounts as shall be required to (i) reimburse the Indenture Trustee or WTC for any tax (except to the extent resulting from a failure of the Indenture Trustee to withhold taxes pursuant to Section 2.03(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the “Mortgaged Property”) pursuant to Section 5.03(b) hereof) incurred by the Indenture Trustee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Indenture Trustee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Indenture Trustee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second,	so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,	(i	)	so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution and all other Related Secured Obligations in respect of Related Series A Equipment Notes then due, shall be distributed to the Note Holders of Series A and Related Note Holders of the Related Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder and Related Note Holder in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution and all other Related Secured Obligations then due in respect of the Related Series A Equipment Notes held by such holder, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution and all other Related Secured Obligations in respect of the Related Series A Equipment Notes then due;

	(ii	)	after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution and all other Related Secured Obligations in respect of Related Series B Equipment Notes then due, shall be distributed to the Note Holders of Series B and Related Note Holders of the Related Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder and Related Note Holder in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution and all other Related Secured Obligations then due in respect of the Related Series B Equipment Notes held by such holder, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution and all other Related Secured Obligations in respect of the Related Series B Equipment Notes then due;

	(iii	)	after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution and all other Related Secured Obligations in respect of Related Series C Equipment Notes then due, shall be distributed to the Note Holders of Series C and Related Note Holders of the Related Series C Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder and Related Note Holder in the proportion that the aggregate unpaid Original Amount of all Series C Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution and all other Related Secured Obligations then due in respect of the Related Series C Equipment Notes held by such holder, bears to the aggregate unpaid Original Amount of all Series C Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution and all other Related Secured Obligations in respect of the Related Series C Equipment Notes then due; and

	(iv	)	after giving effect to paragraph (iii) above, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Cash Equivalents shall be held by the Securities Intermediary in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 6.06 hereof) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this clause “Third” as and to the extent any Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause Fourth of this Section 3.03; and

Fourth,			the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

SECTION 3.04. Certain Payments

(a) Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b) Notwithstanding anything to the contrary contained in this Article III, the Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Indenture Trustee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Indenture Trustee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

(c) For the avoidance of doubt, no amount will be distributed pursuant to this Article III to any holder of a note issued under a Related Indenture that is not a Related Note Holder (as such).

SECTION 3.05. Other Payments

Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Indenture Trustee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “Fourth” of Section 3.03 hereof.

SECTION 3.06. Cooperation

Prior to making any distribution under this Article III, the Indenture Trustee shall consult with the Related Indenture Trustees to determine amounts payable with respect to the Related Secured Obligations. The Indenture Trustee shall cooperate with the Related Indenture Trustees and shall provide such information as shall be reasonably requested by each Related Indenture Trustee to enable such Related Indenture Trustee to determine amounts distributable under Article III of its Related Indenture.

SECTION 3.07. Securities Account

In furtherance of the provisions of Section 3.03 of this Trust Indenture, WTNA agrees to act as an Eligible Institution under this Trust Indenture in accordance with the provisions of this Trust Indenture (in such capacity, the “Securities Intermediary”). WTNA waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by the Owner. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Trust Indenture, (i) any amounts to be held by the Securities Intermediary pursuant to paragraph (iv) of clause “Third” of Section 3.03 and any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Indenture Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Securities Intermediary or in blank. The Securities Intermediary agrees that it will hold (and will indicate clearly in its books and records that it holds) the Indenture Trustee’s “securities entitlement” to the “financial assets” credited to the Securities Account in trust for the benefit of the Note Holders and each of the Indenture Indemnitees as set forth in this Trust Indenture. The Owner and the Securities Intermediary acknowledge that, by reason of the Indenture Trustee being the “entitlement holder” in respect of the Securities Account as provided above, the Indenture Trustee shall have the sole right and discretion, subject only to the terms of this Trust Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner.

SECTION 3.08. Payments to Owner.

Any amount distributed hereunder by the Indenture Trustee to Owner shall be paid to Owner (within the time limits contemplated by Section 2 03(a)) by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner to the Indenture Trustee from time to time. The Owner hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner, all amounts to be distributed to the Owner pursuant to this Trust Indenture shall be distributed by wire transfer of funds of the type received by the Indenture Trustee to the Owner’s account specified in Schedule 1 to the Participation Agreement.

ARTICLE IV

COVENANTS OF THE OWNER

SECTION 4.01. Liens

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title to any of the foregoing or any interest of the Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

SECTION 4.02. Possession, Operation and Use, Maintenance, Registration and Markings

(a) General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner’s business judgment.

(b) Possession. The Owner, without the prior consent of the Indenture Trustee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Owner may, without such prior written consent of the Indenture Trustee:

(i) Subject or permit any Permitted Lessee to subject (i) the Airframe to normal interchange agreements or (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by the Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if the Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Owner shall comply with Section 4.04(e) in respect thereof;

(ii) Deliver or permit any Permitted Lessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii) Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

(iv) Install or permit any Permitted Lessee to install an Engine on an airframe leased to the Owner or such Permitted Lessee, or purchased by the Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

(v) Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Owner or such Permitted Lessee, leased to the Owner or such Permitted Lessee, or purchased by the Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Owner shall comply with Section 4.04(e) hereof in respect thereof;

(vi) Transfer or permit any Permitted Lessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event the Owner shall promptly notify the Indenture Trustee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii) To the extent permitted by Section 4.04(c) hereof, subject any appliances, Parts or other equipment owned by the Owner and removed from the Airframe, or any Engine, to any pooling arrangement referred to in Section 4.04(c) hereof;

(viii) Enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(ix) So long as no Event of Default shall have occurred and be continuing, subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) the Owner shall have furnished the Indenture Trustee with a favorable opinion of counsel, reasonably satisfactory to the Indenture Trustee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for the Indenture Trustee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Indenture Trustee’s Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless the Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee or Permitted Lessee who receives possession by reason of a transfer permitted by any of clauses (i) through (ix) of this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 4.02(e) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

In the case of any lease permitted under this Section 4.02(b), the Owner will comply with the notice requirement of Section 6.1.5 of the Participation Agreement and will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Indenture Trustee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (u) require the Permitted Lessee to comply with the terms of Section 4.06; and (v) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner’s possession and use provided in this Trust Indenture. No lease permitted under this Section 4.02(b) shall be entered into unless (w) the Owner shall provide written notice to the Indenture Trustee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) the Owner shall furnish to the Indenture Trustee evidence reasonably satisfactory to the Indenture Trustee that the insurance required by Section 4.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of the Indenture Trustee in the Aircraft, Airframe and Engines; and (z) the Owner shall reimburse the Indenture Trustee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Indenture Trustee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner’s obligations under Article IV, and the Indenture Trustee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

Any Wet Lease or similar arrangement under which the Owner maintains operational control of the Aircraft shall not constitute a deliver, transfer or relinquishment of possession of the Aircraft for purposes of this Section.

The Indenture Trustee hereby agrees, and each Note Holder and Related Note Holder by acceptance of an Equipment Note and a Related Equipment Note, respectively, agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, the Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that the Indenture Trustee, each Note Holder and Related Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

(c) Operation and Use. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate the Aircraft, Airframe or any Engine, or allow the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless the Aircraft, the Airframe or any Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, medical emergency or other circumstances beyond the reasonable control of the Owner (or any Permitted Lessee), so long as the Owner (or any Permitted Lessee) diligently and in good faith proceeds to remove the Aircraft from such area. The Owner shall also have the right to operate the Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from the Aircraft, but only to the extent permitted by Exemption No. 5318 of the FAA Regulations or other similar exemption. So long as the Aircraft, the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or any Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law of any Government Entity having jurisdiction over the Aircraft that is binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine, any material risk of criminal liability or material civil penalty against the Indenture Trustee or impair the Indenture Trustee’s security interest or International Interest in the Aircraft, Airframe or any Engine. Owner shall not be in default under or required to take any action set forth in the preceding sentence if it is not possible for Owner to comply with the laws of a jurisdiction other than the United States (or other jurisdiction in which the Aircraft is registered) because of a conflict with the Laws of the United States (or other jurisdiction in which the Aircraft is registered).

(d) Maintenance and Repair. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall cause the Aircraft, Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the Owner’s FAA approved maintenance program or while registered in another jurisdiction, under the applicable maintenance standards required by the Aviation Authority in such jurisdiction

(provided, that in any case, if operated under the maintenance program of an Aviation Authority other the FAA, the Aircraft, Airframe and each Engine shall be maintained according to standards substantially equivalent to those required by the Aviation Authority of any of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom) so as to (A) keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (B) keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, except (w) during temporary periods of storage in accordance with applicable regulations, (x) maintenance, testing and modification permitted hereunder, (y) during periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft or (z) with respect to minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Owner or Permitted Lessee is promptly contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Indenture Trustee therein or any material risk of criminal liability or material civil penalty against the Indenture Trustee; and (ii) except during periods when a Permitted Lease is in effect, the same standards as the Owner uses with respect to similar aircraft of similar size in its fleet operated by the Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit the Owner’s obligations under the preceding clause (i)). The Owner further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the FAA (or other applicable Aviation Authority). The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language.

(e) Registration. The Owner on or prior to the date of the Closing shall cause the Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, the Owner may, by written notice to the Indenture Trustee, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 6.4.5 of the Participation Agreement. Unless the Trust Indenture has been discharged, the Owner shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Indenture Trustee to execute and deliver any necessary documents). Unless the Lien of this Indenture has been discharged, the Owner shall cause the International Interest granted under this Indenture in favor of the Indenture Trustee in each Airframe and Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Indenture Trustee providing its consent to the International Registry with respect thereto, and shall cause the sale to the Owner of the Airframe and each Engine at the Closing to be registered on the International Registry.

(f) Markings. If permitted by applicable Law, on or reasonably promptly after the Closing Date, the Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, the Owner shall promptly replace it with a placard complying with the requirements of this Section.

SECTION 4.03. Inspection

(a) At all reasonable times upon at least 15 Business Days prior written notice to Owner, so long as the Aircraft is subject to the Lien of this Trust Indenture, the Indenture Trustee and its authorized representatives (the “Inspecting Parties”) may (not more than once every twelve (12) months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by the Owner or such Permitted Lessee.

(b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or the like or other components of the Aircraft, and no such inspection shall interfere with the Owner’s or any Permitted Lessee’s maintenance and operation of the Aircraft, Airframe and Engines. Any inspection shall be subject to the Owner’s safety and security rules applicable to the location of the Aircraft.

(c) With respect to such rights of inspection, the Indenture Trustee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).

SECTION 4.04. Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines

(a) Replacement of Parts. Except as otherwise provided herein, so long as the Airframe or Engine is subject to the Lien of this Trust Indenture, the Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (d) of this Section 4.04 or if the Airframe or Engine to which a Part relates has suffered an Event of Loss. In addition, the Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b) Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Indenture Trustee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Trust Indenture and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine. Upon request of Owner, the Indenture Trustee shall, at Owner’s expense, execute and deliver to Owner such documents as may be reasonably required to evidence the release of any replaced Part from the Lien of the Indenture.

(c) Pooling of Parts. Any Part removed from the Aircraft, Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

(d) Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a “Mandatory Modification”); except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Owner or a Permitted Lessee and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by the Owner or any Permitted Lessee in any reasonable manner which does not materially adversely affect the Indenture Trustee’s interest in the Aircraft, does not impair the Indenture Trustee’s security interest or International Interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of the Indenture Trustee therein or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Indenture Trustee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Owner deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Trust Indenture immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of the Aircraft. For the avoidance of doubt, Owner may make alterations in the passenger configuration of the Aircraft and such alterations shall not constitute an Optional Modification. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this Section 4.04(d) and (iii) such Part can be removed from such Airframe or any Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Trust Indenture and such Removable Part had not been incorporated or installed in or attached to the Aircraft, Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided in this Section 4.04(d), title thereto shall, without further act, be free and clear of all rights of the Indenture Trustee and such Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by third parties other than the Indenture Trustee. Notwithstanding any other provision of this Indenture, Owner may, at any time, install or permit to be installed in the Aircraft Passenger Convenience Equipment owned by Owner or any Permitted Lessee or by third parties and leased or otherwise furnished to Owner in the ordinary course of business (including pursuant to a conditional sale contract, a licence or otherwise), and Owner may remove (and not replace) or permit to be removed (and not replaced) the same, and Indenture Trustee shall not acquire a Lien thereon by virtue of such installation or otherwise, and the rights of the owners therein shall not constitute a default under this Trust Indenture, it being acknowledged and agreed, however, that in no event shall the installation of any such Passenger Convenience Equipment impair or otherwise affect the rights and remedies of the Indenture Trustee hereunder and under applicable law.

(e) Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, the Owner shall promptly (and in any event within fifteen (15) days after such occurrence) give the Indenture Trustee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least five (5) Business Days’ prior notice to the Indenture Trustee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, shall within one hundred and twenty (120) days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Indenture Trustee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner’s sole cost and expense, and the Indenture Trustee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

(i) an executed counterpart of each of the following documents shall be delivered to the Indenture Trustee:

(A) a Trust Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 4.02(e), as the case may be;

(B) a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Engine, reasonably satisfactory to the Indenture Trustee); and

(C) UCC financing statements covering the security interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Indenture Trustee to protect the security interests of the Indenture Trustee in the Replacement Engine;

(ii) the Owner shall cause to be delivered to the Indenture Trustee an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 4.06 with respect to such Replacement Engine as the Indenture Trustee shall reasonably request;

(iii) promptly after the filing of the Trust Indenture Supplement, the Owner shall have caused to be furnished to the Indenture Trustee an opinion of the Owner’s aviation law counsel reasonably satisfactory to the Indenture Trustee addressed to the Indenture Trustee as to the due filing for recordation of the Trust Indenture Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.02(e), as the case may be, and the registration (which the Owner shall have caused to be effected) with the International Registry of the sale to the Owner of such Replacement Engine (if occurring after February 28, 2006) and the International Interest granted under such Trust Indenture Supplement with respect to such Replacement Engine; and

(iv) the Owner shall have furnished to the Indenture Trustee a certificate of a qualified aircraft engineer (who may be an employee of the Owner) or an independent appraiser certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Trust Indenture).

Upon satisfaction of all conditions to such substitution, (x) the Indenture Trustee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner’s expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Indenture Trustee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 4.05(d).

SECTION 4.05. Loss, Destruction or Requisition

(a) Event of Loss With Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within fifteen (15) days after such occurrence) give the Indenture Trustee written notice of such Event of Loss. The Owner shall, within forty-five (45) days after such occurrence, give the Indenture Trustee written notice of the Owner’s election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii) (it being agreed that if the Owner shall not have given the Indenture Trustee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

(i) if the Owner elects to replace the Airframe, the Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(c), as promptly as possible and in any event within one hundred and twenty (120) days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

(ii) if the Owner elects to make a payment in respect of such Event of Loss of the Airframe, the Owner shall make a payment to the Indenture Trustee for purposes of redeeming Equipment Notes in accordance with Section 2.09 hereof on a date on or before the Business Day next following the earlier of (x) the one hundred and twentieth (120)th day following the date of the occurrence of such Event of Loss, and (y) the fourth (4th) Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of the Owner’s election under Section 4.05(a) to make payment under this Section 4.05 (a)(ii)); and upon such payment and payment of all other Secured Obligations then due and payable, the Indenture Trustee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the Airframe and the Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(b) Effect of Replacement. Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Indenture Trustee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Indenture Trustee shall assign to the

Owner all claims the Indenture Trustee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(d).

(c) Conditions to Airframe and Engine Replacement. The Owner’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(a)(i) shall be subject to the fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i), of the following conditions precedent:

(i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Indenture Trustee:

(A) a Trust Indenture Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(e), as the case may be;

(B) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner;

(C) a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Indenture Trustee); and

(D) UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.02(e)) as are deemed necessary or desirable by counsel for the Indenture Trustee to protect the security interests of the Indenture Trustee in the Replacement Airframe and Replacement Engines, if any;

(ii) the Replacement Airframe and Replacement Engines, if any, shall be of the same model as the Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility

(without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Trust Indenture);

(iii) the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

(iv) on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to airworthiness in accordance with the terms of this Trust Indenture, (C) application for registration of the Replacement Airframe in accordance with Section 4.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe and (D) the Owner shall have caused the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner (if occurring after February 28, 2006) and the International Interest granted under the Trust Indenture Supplement in favor of the Indenture Trustee with respect to such Replacement Airframe and Replacement Engine(s), if any, each to be registered on the International Registry as a sale or an International Interest, respectively;

(v) the Indenture Trustee at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (A) an opinion of counsel, addressed to the Indenture Trustee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Trust Indenture, and the Indenture Trustee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to the Indenture Trustee;

(vi) promptly after the filing of the Trust Indenture Supplement, the Owner shall cause to be furnished to the Indenture Trustee an opinion of the Owner’s aviation law counsel reasonably satisfactory to and addressed to the Indenture Trustee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 4.02(e), as the case may be, and the registration (which the Owner shall have caused to be effected) with the International Registry of the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner (if occurring after February 28, 2006) and of the International Interest granted under the Trust Indenture Supplement with respect to such Replacement Aircraft and Replacement Engine(s), if any; and

(vii) the Owner shall have furnished to the Indenture Trustee a certificate of a qualified aircraft engineer (who may be an employee of the Owner) or an independent appraiser certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Trust Indenture).

(d) Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Indenture Trustee or the Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by the Owner with the applicable terms of Section 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Owner;

(ii) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by the Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Owner;

(iii) If such amounts are received, in whole or in part, with respect to the Airframe, and the Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii), such amounts shall be applied as follows:

first, if the sum described in Section 4.05(a)(ii) has not then been paid in full by the Owner, such amounts shall be paid to the Indenture Trustee to the extent necessary to pay in full such sum; and

second, the remainder, if any, shall be paid to the Owner.

(e) Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Indenture Trustee of such requisition and all of the Owner’s obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 4.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Indenture Trustee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by the Indenture Trustee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

(f) Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Indenture Trustee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

SECTION 4.06. Insurance

(a) Owner’s Obligation to Insure. The Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b) Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Indenture Trustee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Owner pursuant to this Section 4.06 and Annex B.

(c) Indemnification by Government in Lieu of Insurance. The Indenture Trustee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Indenture Trustee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06.

(d) Application of Insurance Proceeds. As between the Owner and the Indenture Trustee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by the Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(d). All proceeds of insurance required to be maintained by the Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Owner.

SECTION 4.07. Merger of Owner

(a) In General. The Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii) such person executes and delivers to the Indenture Trustee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to the Indenture Trustee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by the Owner;

(iii) if the Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act or if the Aircraft is, at the time, not registered with FAA, such person makes such filings and recordings with the applicable Aviation Authority and, irrespective of the registry of the Aircraft, such person makes such registrations with the International Registry, in any case, as shall be necessary to evidence such consolidation or merger; and

(iv) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing.

(b) Effect of Merger. Upon any such consolidation or merger of the Owner with or into, or the conveyance, transfer or lease by the Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, the Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of the Owner under this Trust Indenture.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF INDENTURE TRUSTEE

SECTION 5.01. Event of Default

“Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure of the Owner to pay (i) principal of, interest on or Make-Whole Amount, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of ten (10) Business Days, or (ii) any other amount payable by it to the Note Holders under this Trust Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess of ten (10) Business Days after the Owner has received written notice from the Indenture Trustee of the failure to make such payment when due;

(ii) Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 4.06;

(iii) Owner shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of thirty (30) days from and after the date of written notice thereof to the Owner from the Indenture Trustee, unless such failure is capable of being corrected and the Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of two hundred and seventy (270) days after receipt of such notice;

(iv) any representation or warranty made by the Owner herein, in the Participation Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Indenture Trustee) for a period in excess of thirty (30) days from and after the date of written notice thereof from the Indenture Trustee to the Owner;

(v) the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

(vi) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) consecutive days after the date of entry thereof;

(vii) a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) consecutive days; or

(viii) the occurrence of a Related Indenture Event of Default.

provided, however, that, notwithstanding anything to the contrary contained in this Section 5.01, any failure of Owner to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Owner is continuing to comply with all of the terms of Section 4.04(e) and Section 4.05 hereof.

SECTION 5.02. Remedies

(a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Indenture Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or of a chargee under the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided that the Indenture Trustee shall give the Owner twenty (20) days’ prior written notice of its intention to sell the Aircraft; provided further, that during any period the Aircraft is subject to the CRAF program and in possession of the U.S. Government or an agency or instrumentality of the United States, the Indenture Trustee shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Article V in such manner as to limit the Owner’s control (or any Permitted Lessee’s control under any lease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days (or such lesser period as may then be applicable under the Air Mobility Command program of the U.S. Government) written notice of default hereunder shall have been given by the Indenture Trustee by registered or certified mail to the Owner (any Permitted Lessee) with a copy addressed to the Contracting Office Representative of the Air Mobility Command of the United States Air Force under any contract with the Owner (or any Permitted Lessee) relating to the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

(b) If an Event of Default shall have occurred and be continuing, then and in every such case the Indenture Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest (without Make-Whole Amount) and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes and any Make-Whole Amount which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul the Indenture Trustee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(c) The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

(e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Indenture Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

SECTION 5.03. Return of Aircraft, Etc.

(a) If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Indenture Trustee, the Owner shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Collateral to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of the Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

(b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Indenture Trustee may determine, and the Indenture Trustee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee with respect hereto.

SECTION 5.04. Remedies Cumulative

Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

SECTION 5.05. Discontinuance of Proceedings

In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner and the Indenture Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Indenture Trustee shall continue as if no such proceedings had been instituted.

SECTION 5.06. Waiver of Past Defaults

Upon written instruction from a Majority in Interest of Note Holders, the Indenture Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Indenture Trustee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

SECTION 5.07. Appointment of Receiver

If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Indenture Trustee with respect to the Collateral.

SECTION 5.08. Indenture Trustee Authorized to Execute Bills of Sale, Etc.

The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Indenture Trustee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 5.09. Rights of Note Holders to Receive Payment

Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

ARTICLE VI

DUTIES OF THE INDENTURE TRUSTEE

SECTION 6.01. Notice of Event of Default

If the Indenture Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Indenture Trustee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Indenture Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Indenture Trustee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Indenture Trustee, the Indenture Trustee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of the Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

SECTION 6.02. Action Upon Instructions; Certain Rights and Limitations

Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Indenture Trustee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Indenture Trustee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Indenture Trustee.

The Indenture Trustee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Indenture Trustee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee hereunder.

SECTION 6.03. Indemnification

The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Indenture Trustee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Indenture Trustee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Indenture Trustee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Indenture Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Indenture Trustee shall be accepted as reasonable assurance of adequate indemnity). The Indenture Trustee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

SECTION 6.04. No Duties Except as Specified in Trust Indenture or Instructions

The Indenture Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Indenture Trustee. The Indenture Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

SECTION 6.05. No Action Except Under Trust Indenture or Instructions

The Indenture Trustee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Indenture Trustee pursuant to this Trust Indenture and in accordance with the express terms hereof.

SECTION 6.06. Investment of Amounts Held by Indenture Trustee

Any amounts held by the Indenture Trustee or the Securities Intermediary pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Indenture Trustee or the Securities Intermediary which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Indenture Trustee or the Securities Intermediary, as applicable, from time to time in Cash Equivalents as directed by the Owner so long as the Indenture Trustee or the Securities Intermediary, as applicable, may acquire the same using its best efforts. All Cash Equivalents held by the Indenture Trustee or the Securities Intermediary pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Indenture Trustee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Indenture Trustee’s and the Securities Intermediary’s reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee or the Securities Intermediary, as applicable, in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Neither the Indenture Trustee nor the Securities Intermediary shall be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee or the Securities Intermediary, as applicable, without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

ARTICLE VII

THE INDENTURE TRUSTEE

SECTION 7.01. Acceptance of Trusts and Duties

The Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Indenture Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.03(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Indenture Trustee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

SECTION 7.02. Absence of Duties

Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from the Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Owner’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to the Aircraft.

SECTION 7.03. No Representations or Warranties as to Aircraft or Documents

THE INDENTURE TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER

DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Indenture Trustee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation Agreement, the Equipment Notes, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Indenture Trustee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

SECTION 7.04. No Segregation of Monies; No Interest

Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Indenture Trustee shall not be liable for any interest thereon (except that the Indenture Trustee shall invest all monies held as directed by the Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents); provided, however, that any payments received, or applied hereunder, by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 7.05. Reliance; Agreements; Advice of Counsel

The Indenture Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 7.06. Compensation

The Indenture Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by the Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Indenture Trustee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

SECTION 7.07. Instructions from Note Holders

In the administration of the trusts created hereunder, the Indenture Trustee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Indenture Trustee’s duties or obligations hereunder be unclear, and the Indenture Trustee shall incur no liability in refraining from acting until it receives such instructions. The Indenture Trustee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

ARTICLE VIII

SUCCESSOR SECURITIES INTERMEDIARY

SECTION 8.01. Resignation of Securities Intermediary; Appointment of Successor

(a) The Securities Intermediary or any successor thereto may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Owner and the Indenture Trustee, such resignation to be effective upon the acceptance of the Securities Intermediary’s obligations under this Trust Indenture by a successor Securities Intermediary. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Securities Intermediary without cause by an instrument in writing delivered to the Owner and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the Securities Intermediary’s obligations under this Trust Indenture by a successor Securities Intermediary. In the case of the resignation or removal of the Securities Intermediary, so long as no Event of Default shall have occurred and be continuing, the Owner may appoint a successor Securities Intermediary or, if an Event of Default shall have occurred and be continuing, a Majority in Interest of Note Holders may appoint a successor Securities Intermediary, in each case by an instrument signed by the Owner or such holders, whichever shall have made such appointment. If a successor Securities Intermediary shall not have been appointed within thirty (30) days after such notice of resignation or removal, the Securities Intermediary, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Securities Intermediary to act until such time, if any, as a successor shall have been appointed as above provided. The successor Securities Intermediary so appointed by such court shall immediately and without further act be superseded by any successor Securities Intermediary appointed as above provided.

(b) Any successor Securities Intermediary, however appointed, shall execute and deliver to the Owner and the predecessor Securities Intermediary an instrument accepting such appointment and assuming the obligations of the Securities Intermediary arising from and after the time of such appointment, and thereupon such successor Securities Intermediary, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Securities Intermediary hereunder with like effect as if originally named the Securities Intermediary herein; but nevertheless upon the written request of such successor Securities Intermediary, such predecessor Securities Intermediary shall execute and deliver an instrument transferring to such successor Securities Intermediary, upon the terms herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Securities Intermediary, and such predecessor Securities Intermediary shall duly assign, transfer, deliver and pay over to such successor Securities Intermediary all monies or other property then held by such predecessor Securities Intermediary hereunder.

(c) No successor Securities Intermediary may be appointed in any manner unless such successor is an Eligible Institution and a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts with (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Securities Intermediary hereunder upon reasonable or customary terms.

(d) Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Securities Intermediary shall be a party, or any corporation to which substantially all the corporate trust business of the Securities Intermediary may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.01, be a successor Securities Intermediary and the Securities Intermediary under this Trust Indenture without further act.

ARTICLE IX

SUCCESSOR AND SEPARATE TRUSTEES

SECTION 9.01. Resignation of Indenture Trustee; Appointment of Successor

(a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of the Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Note Holders may appoint a successor Indenture Trustee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to the Owner’s reasonable approval. If a successor Indenture Trustee shall not have been appointed within thirty (30) days after such notice of resignation or removal, the Indenture Trustee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided.

(b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner and the predecessor Indenture Trustee an instrument accepting such appointment and assuming the obligations of the Indenture Trustee arising from and after the time of such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all monies or other property then held by such predecessor Indenture Trustee hereunder.

(c) No successor Indenture Trustee may be appointed in any manner unless it is a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts with (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

(d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Indenture Trustee and the Indenture Trustee under this Trust Indenture without further act.

(e) The Owner consents to any change in the identity of the Indenture Trustee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

SECTION 9.02. Appointment of Additional and Separate Trustees

(a) Whenever (i) the Indenture Trustee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Indenture Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Indenture Trustee shall so advise the Owner), or (iii) the Indenture Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Indenture Trustee and, upon the written request of the Indenture Trustee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Indenture Trustee, either to act jointly with the Indenture Trustee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Indenture Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Indenture Trustee so to do, or if an Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Indenture Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Indenture Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Indenture Trustee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Indenture Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Indenture Trustee shall be promptly paid over by it to the Indenture Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Indenture Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Indenture Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Indenture Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Indenture Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and the Indenture Trustee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Indenture Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Indenture Trustee hereunder.

(c) If at any time the Indenture Trustee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Indenture Trustee and, upon the written request of the Indenture Trustee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Indenture Trustee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE

AND OTHER DOCUMENTS

SECTION 10.01. Instructions of Majority; Limitations

(a) The Indenture Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Indenture Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner and, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of “Event of Default,” “Default,” “Majority in Interest of Note Holders,” “Make-Whole Amount” or “Note Holder,” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Indenture Trustee or the Note Holders (except that the Indenture Trustee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof; provided, further, that without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or deprive any Related Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider neither the Owner nor the Indenture Trustee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider.

(b) The Owner and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the

Owner; (vi) to add to the rights of the Note Holders; (vii) to provide for the reissuance of Series B Equipment Notes (and Related Series B Equipment Notes), to provide for the reissuance of Series C Equipment Notes (and Related Series C Equipment Notes) or the issuance of Series C Equipment Notes (and any Related Series C Equipment Notes) and for pass through certificates issued by any pass through trust that acquires any such Series C Equipment Notes and to make changes relating to any of the foregoing and to provide for any credit support for any such reissued Series B Equipment Notes or Related Series B Equipment Notes (including without limitation to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including without limitation to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider”)), provided that such Equipment Notes are issued in accordance with the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement; and (viii) to include on the Equipment Notes any legend as may be required by Law.

SECTION 10.02. Indenture Trustee Protected

If, in the opinion of the institution acting as the Indenture Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

SECTION 10.03. Documents Mailed to Note Holders

Promptly after the execution by the Owner or the Indenture Trustee of any document entered into pursuant to Section 10.01 hereof, the Indenture Trustee shall mail, by first class mail, postage prepaid, a copy thereof to the Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Indenture Trustee to mail such copies shall not impair or affect the validity of such document.

SECTION 10.04. No Request Necessary for Trust Indenture Supplement

No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Indenture Trustee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

SECTION 10.05. No Consent of Securities Intermediary Required

No consent of the Securities Intermediary shall be required for any amendment, waiver or modification of, or supplement or consent to, the Trust Indenture, except with respect to Section 3.07 or Article VIII of this Trust Indenture.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Termination of Trust Indenture

Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Indenture Trustee hereunder or under the Participation Agreement, any other Operative Agreement, any Related Equipment Note or any Related Indenture, the Owner shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and (subject to paragraph (iv) of clause “Third” of Section 3.03 hereof, if applicable) all other Collateral from the Lien of this Trust Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property constituting part of the Collateral and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 11.02. No Legal Title to Collateral in Note Holders

No holder of an Equipment Note or a Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or Related Equipment Note or other right, title and interest of any Note Holder or holder of a Related Equipment Note in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

SECTION 11.03. Sale of Aircraft by Indenture Trustee Is Binding

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Indenture Trustee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

SECTION 11.04. Trust Indenture for Benefit of Owner, Indenture Trustee, Note Holders and the other Indenture Indemnitees

Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Indenture Trustee, the Related Indenture Trustees, the Note Holders, the Related Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

SECTION 11.05. Notices

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President and Treasurer, facsimile number (480) 693-5886, with a copy to Deputy General Counsel, facsimile number (480) 693-5932, (ii) if to the Indenture Trustee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, (iii) if to the Securities Intermediary, addressed to it at its office at 1110 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, or (iv) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Indenture Trustee, the Securities Intermediary or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

SECTION 11.06. Severability

Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.07. No Oral Modification or Continuing Waivers

No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Indenture Trustee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 11.08. Successors and Assigns

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 11.09. Headings

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10. Normal Commercial Relations

Anything contained in this Trust Indenture to the contrary notwithstanding, the Owner and the Indenture Trustee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 11.11. Governing Law; Counterpart Form

THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.12. Voting By Note Holders

All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

SECTION 11.13. Bankruptcy

It is the intention of the parties that the Indenture Trustee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Security Agreement to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

US AIRWAYS, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Securities Intermediary

By:
Name:
Title:

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

(i)	each of “Owner,” “Indenture Trustee,” “Securities Intermediary,” “Note Holder” or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii)	words importing the plural include the singular and words importing the singular include the plural;

(iii)	any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor (including, without limitation, in the case of each Pass Through Trust Agreement, the “Related Pass Through Trust Agreement” as defined therein);

(iv)	any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)	the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(vi)	the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)	a “Section,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

(b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

(c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e) For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),(vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

DEFINED TERMS

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means (a) as it applies to the Indenture Trustee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to the Owner, actual knowledge of a Vice President or more senior officer of the Owner or any other officer of the Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of the Owner and the Indenture Trustee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from the Owner, any Note Holder or the Indenture Trustee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” means, collectively, the Airframe and Engines.

“Aircraft Bill of Sale” means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to the Owner.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the Owner’s FAA approved maintenance program (or the maintenance program of an applicable Aviation Authority), to be maintained with respect to the

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Aircraft, Airframe, Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the Owner’s FAA approved maintenance program (or the maintenance program of an applicable Aviation Authority), and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Owner (provided, that all such materials shall be maintained in the English language).

“Airframe” means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth in the initial Trust Indenture Supplement and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Trust Indenture shall not be applicable to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Airframe under and in accordance with the Trust Indenture, such Replacement Airframe shall become subject to the Trust Indenture and shall be the “Airframe” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Airframe shall cease to be the “Airframe.”

“Airframe Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

“Airframe Warranties” means all warranties and assurances relating to the Airframe and contained in Clause 12 and Clause 13 of the Purchase Agreement.

“Applicable Pass Through Trust” means each of the separate pass through trusts created under the Applicable Pass Through Trust Agreements.

“Applicable Pass Through Trust Agreement” means each of the separate Pass Through Trust Agreements by and between the Owner and an Applicable Pass Through Trustee.

“Applicable Pass Through Trustee” means each Pass Through Trustee that is a party to the Participation Agreement.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

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“Aviation Authority” means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 4.02(e) of the Trust Indenture and Section 6.4.5 of the Participation Agreement, such other Government Entity.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated December 21, 2010, between the Owner and Pass Through Trustee, but does not include any Trust Supplement.

“Bills of Sale” means the FAA Bill of Sale and the Aircraft Bill of Sale.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona, or Wilmington, Delaware.

“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.

“Cash Equivalents” means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, the Indenture Trustee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of “C” or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. equal to A1 (or higher) or P-1, respectively.

“Certificate Owner” is defined in the Pass Through Trust Agreements.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).

“Class A Pass Through Trust” means the US Airways Pass Through Trust 2012-1A.

“Class B Pass Through Trust” means the US Airways Pass Through Trust 2012-1B.

“Closing” means the closing of the transactions contemplated by the Participation Agreement.

“Closing Date” means the date on which the Closing occurs.

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“Code” means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, “Code” shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

“Collateral” is defined in the Granting Clause of the Trust Indenture.

“Consent and Agreement” means each of (i) the Manufacturer Consent and Agreement [            ], dated as of even date with the Participation Agreement, between Airframe Manufacturer and the Indenture Trustee relating to the French Pledge Agreement and (ii) the Manufacturer Consent and Agreement [            ], dated as of even date with the Participation Agreement, of Airframe Manufacturer relating to the assignment of the Airframe Warranties under the Purchase Agreement.

“Corporate Trust Office” means the principal office of the Indenture Trustee located at Indenture Trustee’s address for notices under the Participation Agreement or such other office at which the Indenture Trustee’s corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Owner and each Note Holder.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Debt Rate” means, with respect to (i) any Series of Equipment Notes, the rate per annum specified for such Series under the heading “Interest Rate” in Schedule I to the Trust Indenture (as amended, in the case of Series C, at the time of original issuance of Series C), and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

“Default” means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

“Deposit Agreement” means each of the two Deposit Agreements between the Escrow Agent and the Depositary, dated as of the Issuance Date, which relate to the Class A or Class B Pass Through Trust, provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Owner.

“Depositary” means The Bank of New York Mellon, as Depositary under each Deposit Agreement.

“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

“DOT” means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

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“Eligible Account” means an account established by and with an Eligible Institution at the request of the Indenture Trustee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC), (c) the Indenture Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Indenture Trustee to the exclusion of the Owner, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTNA, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A-3 or its equivalent.

“Engine” means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number set forth in the initial Trust Indenture Supplement and originally installed on the Airframe on the Closing Date, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Trust Indenture shall not apply to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Engine under and in accordance with the Trust Indenture, such Replacement Engine shall become subject to the Trust Indenture and shall be an “Engine” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an “Engine.”

“Engine Consent and Agreement” means the Engine Manufacturer Consent and Agreement [            ], dated as of even date with the Participation Agreement, of Engine Manufacturer.

“Engine Manufacturer” means [                    ], a [                    ] organized under the laws of [                    ].

“Engine Warranties” means all warranties and assurances relating to the Engines.

“Equipment Note Register” is defined in Section 2.06 of the Trust Indenture.

“Equipment Notes” means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

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“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

“Escrow Agent” means Wells Fargo Bank Northwest, National Assocation, as Escrow Agent under each of the Escrow Agreements.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and one of the Pass Through Trustees, dated as of the Issuance Date, which relate to the Class A or Class B Pass Through Trust, provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Owner.

“Event of Default” is defined in Section 5.01 of the Trust Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by the Owner;

(b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c) any theft, hijacking or disappearance of such property for a period of one hundred and eighty (180) consecutive days or more;

(d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding one hundred and eighty (180) consecutive days;

(e) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of the Owner’s business of passenger air transportation is prohibited for a period of one hundred and eighty (180) consecutive days unless the Owner, prior to the expiration of such one hundred and eighty (180)-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by the Owner, but in any event if such use shall have been prohibited for a period of two (2) consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the Owner’s entire U.S. fleet of such property and the Owner, prior to the expiration of such two (2)-year period, shall have

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conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by the Owner, but in any event if such use shall have been prohibited for a period of three (3) years.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Bill of Sale” means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to the Owner by Airframe Manufacturer.

“FAA Filed Documents” means the FAA Bill of Sale, an application for registration of the Aircraft with the FAA in the name of Owner, the Trust Indenture and the initial Trust Supplement.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“FATCA” means the provisions of Sections 1471 through 1474 of the Code and any current or future regulations or rules promulgated thereunder, or any successor or similar provisions.

“Financing Statements” means, collectively, UCC financing statements covering the Collateral, by the Owner, as debtor, showing the Indenture Trustee as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of the Indenture Trustee, is necessary to perfect its Lien on the Collateral.

“French Pledge Agreement” means the French Pledge Agreement with respect to the Aircraft, dated the Closing Date, between the Owner (as pledgor) and the Indenture Trustee (as beneficiary).

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or

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other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indemnitee” means (i) WTC, the Securities Intermediary and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, the Paying Agent and the Escrow Agent, (iv) the Liquidity Providers, (v) the Pass Through Trustees and each Related Note Holder, (vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and (ix); provided that the persons described in clauses (iii), (iv), (v), (vii), (ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

“Indenture Agreements” means the Purchase Agreement and the Bills of Sale, to the extent included in Granting Clause (2) of the Trust Indenture, and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

“Indenture Default” means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

“Indenture Event of Default” means any one or more of the conditions, circumstances, acts or events set forth in Section 5.01 of the Trust Indenture.

“Indenture Indemnitee” means (i) WTC, the Securities Intermediary and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) each Pass Through Trustee and each Related Note Holder, (vi) the Paying Agent, (vii) the Escrow Agent and (viii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vii) inclusive above.

“Indenture Trustee” means Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as indenture trustee under the Trust Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Issuance Date, provided that for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Owner.

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“International Interest” is defined in the Cape Town Treaty.

“International Registry” is defined in the Cape Town Treaty.

“IRS” means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

“Issuance Date” means December 13, 2012.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

“Liquidity Facilities” means the two Revolving Credit Agreements (consisting of one Revolving Credit Agreement with the Liquidity Provider with respect to the Class A Pass Through Trust and a second Revolving Credit Agreement with the Liquidity Provider with respect to the Class B Pass Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date, provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by the Owner.

“Liquidity Provider” means Natixis S.A., a société anonyme, organized under the laws of the Republic of France, acting through its New York Branch, as “Class A Liquidity Provider” and “Class B Liquidity Provider” (as such terms are defined in the Intercreditor Agreement).

“Majority in Interest of Note Holders” means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by the Owner or any Affiliate of the Owner); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make-Whole Amount” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination

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with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Make-Whole Spread” means (i) in the case of Series A Equipment Notes, [    ]%, (ii) in the case of Series B Equipment Notes, [    ]% and (iii) in the case of Series C Equipment Notes, the percentage specified in Schedule I hereto (as amended at the time of original issuance of such Series C Equipment Notes) as the “Make-Whole Spread” for such Series C Equipment Notes.

“Material Adverse Change” means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

“Minimum Liability Insurance Amount” is defined in Schedule 3 to the Participation Agreement.

“Mortgaged Property” is defined in Section 3.03 of the Trust Indenture.

“Non-U.S. Person” means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among US Airways, Inc., the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes.

“NY UCC” means the UCC as in effect on the date of determination in the State of New York.

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“Officer’s Certificate” means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

“Operative Agreements” means, collectively, the Participation Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, and the Equipment Notes.

“Operative Indentures” means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees pursuant to the Note Purchase Agreement (whether before or after the date of the Trust Indenture).

“Original Amount,” with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

“Owner Person” means the Owner, any lessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

“Participation Agreement” means the Participation Agreement [            ], dated as of [                    ], 20[        ], among Owner, the Applicable Pass Through Trustees, the Subordination Agent and the Indenture Trustee.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, (b) Passenger Convenience Equipment, (c) cargo containers and (d) any Removable Part leased by the Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom unless the Lien of the Trust Indenture shall not be applicable thereto in accordance with Section 4.04 of the Trust Indenture.

“Pass Through Agreements” means the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letter referred to in Section 2.03 of each of the Liquidity Facilities, provided that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of the Owner, unless consented to by the Owner.

“Pass Through Certificates” means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

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“Pass Through Trust” means each of the two separate pass through trusts created under the Pass Through Trust Agreements.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date by and between the Owner and a Pass Through Trustee, provided, that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by the Owner.

“Pass Through Trustee” means Wilmington Trust Company, a Delaware trust company, in its capacity as trustee under each Pass Through Trust Agreement.

“Pass Through Trustee Agreements” means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

“Passenger Convenience Equipment” means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications services or entertainment services to passengers aboard the Aircraft.

“Paying Agent” means Wilmington Trust Company, as paying agent under each of the Escrow Agreements.

“Payment Date” means each June 3 and December 3, commencing on [            ] 1, 201[    ].

“Payment Due Rate” means (a) with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative Agreement to any other Person, the Debt Rate applicable to such payment plus 2% or, if less, (b) the maximum rate permitted by applicable law.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by the Indenture Trustee or (iv) any U.S. Air Carrier.

“Permitted Country” means any country listed on Schedule 4 to the Participation Agreement.

“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

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“Permitted Government Entity” means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

“Permitted Lease” means a lease permitted under Section 4.02(b) of the Trust Indenture.

“Permitted Lessee” means the lessee under a Permitted Lease.

“Permitted Lien” means (a) the rights of the Indenture Trustee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to the Indenture Trustee (both in its capacity as trustee under the Trust Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.02(b) or 4.04 of the Trust Indenture; (d) Liens of Taxes of the Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of the Indenture Trustee therein or impair the Lien of the Trust Indenture; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of the Indenture Trustee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against the Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of the Indenture Trustee therein or impair the Lien of the Trust Indenture; (g) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Indenture Trustee; (h) any Lien approved in writing by the Indenture Trustee; and (i) salvage or similar rights of insurers under policies required to be maintained by Owner under Section 4.06 of the Trust Indenture.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

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“Prospective International Interest” is defined in the Cape Town Treaty.

“Purchase Agreement” means that certain Airbus A320 Family Purchase Agreement, dated as of October 2, 2007 between Airframe Manufacturer and Owner, as amended and supplemented from time to time.

“QIB” is defined in Section 2.07 of the Trust Indenture.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indenture” means each Operative Indenture (other than the Trust Indenture).

“Related Indenture Event of Default” means any “Indenture Event of Default” under any Related Indenture.

“Related Indenture Trustee” means the “Indenture Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Note Holder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, the outstanding “Original Amount”, as defined in each Related Indenture, of the Related Equipment Notes issued under such Related Indenture, the accrued and unpaid interest due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, due with respect thereto and all other amounts due with respect thereto in accordance with such Related Indenture.

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series C Equipment Note” means, as of any date, a “Series C Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

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“Removable Part” is defined in Section 4.04(d) of the Trust Indenture.

“Replacement Airframe” means any airframe substituted for the Airframe pursuant to Article IV of the Trust Indenture.

“Replacement Engine” means an engine substituted for an Engine pursuant to Article IV of the Trust Indenture.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Secured Obligations” is defined in Section 2.05 of the Trust Indenture.

“Securities Account” is defined in Section 3.07 of the Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security” as defined in Section 2(l) of the Securities Act.

“Senior Holder” is defined in Section 2.12(c) of the Trust Indenture.

“Series” means any of Series A, Series B or Series C.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series A” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series A.”

“Series B” or “Series B Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series B” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series B”.

“Series C” or “Series C Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series C” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture amended at the time of original issuance of Series C under the heading “Series C”.

“Similar Aircraft” means an Airbus Model A321-2[    ] aircraft.

“Special Default” means (i) the failure by the Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii).

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“Subordination Agent” means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

“Tax Indemnitee” means (a) WTC, the Securities Intermediary and the Indenture Trustee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder and (d) the respective successors, assigns, agents and servants of the foregoing.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Threshold Amount” is defined in Schedule 3 to the Participation Agreement.

“Transaction Expenses” means all costs and expenses incurred by the Indenture Trustee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of the Indenture Trustee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for the Indenture Trustee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

“Transactions” means the transactions contemplated by the Participation Agreement.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Transferee” means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 9 of the Participation Agreement.

“Trust Indenture” means the Trust Indenture and Security Agreement [            ], dated as of the date of the Participation Agreement among the Owner, the Securities Intermediary and the Indenture Trustee.

“Trust Indenture Supplement” means a Trust Indenture and Security Agreement Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

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“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such Class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“U.S. Person” means any Person described in Section 7701 (a)(30) of the Code.

“Weighted Average Life to Maturity” means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term “Remaining Dollar-years” shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

“Wet Lease” means any arrangement whereby the Owner or a Permitted Lessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of the Owner or a Permitted Lessee, provided that the Owner’s obligations under the Trust Indenture shall continue in full force and effect notwithstanding any such arrangement.

“WTC” means Wilmington Trust Company, a Delaware trust company, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

“WTNA” means Wilmington Trust, National Association, a national association.

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ANNEX B - INSURANCE

TRUST INDENTURE [        ]

ANNEX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.	Liability Insurance

1. Except as provided in Section A.2 below, and subject to the self-insurance permitted by Section G below, the Owner will carry or cause to be carried at all times, at no expense to the Indenture Trustee, comprehensive airline legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Owner of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by the Owner of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”); provided, however, that the Owner need not maintain such cargo liability insurance, or may maintain such cargo liability insurance in an amount less than the Minimum Liability Insurance Amount per occurrence, so long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is not less than the cargo liability insurance, if any, maintained for other Airbus model A3[    ]-2[        ] aircraft owned or leased and operated by the Owner.

2. During any period that the Aircraft is on the ground and not in operation, the Owner may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, and subject to the self insurance permitted by Section G below, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Owner of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Owner of the same type which are on the ground and not in operation.

B.	Hull Insurance

1. Except as provided in Section B.2 below and subject to the self-insurance permitted by Section G below, the Owner will carry or cause to be carried at all times, at no expense to the Indenture Trustee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by the Owner of the same type as the Aircraft for an amount denominated in United States Dollars not less than the unpaid Original Amount together with six months of interest accrued thereon (collectively, the “Debt Balance”).

Any policies of insurance carried in accordance with this Section B.1 or Section C covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Indenture Trustee as exclusive loss payee for any proceeds to be paid under such policies in excess of the Threshold Amount, if applicable up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Indenture Trustee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case the Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Indenture Trustee whether such payment is made to the Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to the Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Indenture Trustee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, the Indenture Trustee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Owner or any other third party that is entitled to receive such proceeds.

2. During any period that the Aircraft is on the ground and not in operation, the Owner may carry or cause to be carried, subject to the self-insurance permitted by Section G below, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Owner of the same type similarly on the ground and not in operation, provided that the Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Debt Balance during such period that the Aircraft is on the ground and not in operation.

C.	War-Risk, Hijacking and Allied Perils Insurance

If the Owner (or any Permitted Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by the Owner (or any Permitted Lessee) on such routes or in such areas, the Owner shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the unpaid Original Amount.

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D.	General Provisions

Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

(i) in the case of Section A, shall name Indenture Trustee, Securities Intermediary, each Note Holder, each Related Indenture Trustee, each Related Note Holder and each Liquidity Provider as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;

(ii) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Owner (or any Permitted Lessee);

(iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) (ten (10) days in the event of cancellation due to non-payment of premium and seven (7) days in the case of war risk, hijacking and allied perils insurance) days after issuance of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v) shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi) shall waive any right of recourse or subrogation against any Additional Insured;

(vii) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

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(ix) with respect to hull insurance and war risk, hijacking and allied perils insurance, shall provide that (a) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the amount payable upon the occurrence of an Event of Loss shall be payable to the Indenture Trustee (so long as the Trust Indenture shall not have been discharged) in the manner set forth in Sections 2.09 and 2.11 (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case the Owner (or any Permitted Lessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Indenture Trustee (so long as the Trust Indenture shall not have been discharged) whether such payment is made to Owner (or any Lessee) or any third party), it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment (and all earnings, if any, thereon) to the Owner or its order, and (ii) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the amount payable upon the occurrence of an Event of Loss pursuant to Section 4.05(a) shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Indenture Trustee;

(x) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(xi) shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103.

E.	Reports and Certificates; Other Information

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Owner will furnish or cause to be furnished to the Indenture Trustee insurance certificates describing in reasonable detail the insurance maintained by the Owner hereunder and a report, signed by the Owner’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance provided by the FAA. To the extent such agreement is reasonably obtainable Owner will also cause the Insurance Broker to agree to advise Indenture Trustee in writing of any default in the payment of any premium due and to advise Indenture Trustee promptly in writing (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be, if applicable) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.

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F.	Right to Pay Premiums

The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Indenture Trustee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Indenture Trustee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to the Trust Indenture and to maintain such coverage, as the Indenture Trustee may require, until the scheduled expiry date of such insurance and, in such event, the Owner shall, upon demand, reimburse Indenture Trustee for amounts so paid by them.

G.	Deductibles; Self-insurance

The Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the Debt Balance) in the insurance covering the risks required to be insured against pursuant to Section 4.06 and this Annex B under a program applicable to all aircraft in the Owner’s fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11 and this Annex B exceed during any policy year, with respect to all of the aircraft in the Owner’s fleet (including, without limitation, the Aircraft), the lesser of (a) 50% of the largest replacement value of any single aircraft in the Owner’s fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which the Owner carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case the Owner may self-insure to such higher level. In addition, the Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines.

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EXHIBIT A

TO

TRUST INDENTURE AND SECURITY AGREEMENT

TRUST INDENTURE AND SECURITY AGREEMENT SUPPLEMENT

This TRUST INDENTURE AND SECURITY AGREEMENT SUPPLEMENT NO.     , dated [                                 ,             ] (herein called this “Trust Indenture Supplement”) of US AIRWAYS, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Security Agreement [            ], dated as of [                     ], 201[    ] (as amended and supplemented, the “Trust Indenture”), between the Owner and Wilmington Trust Company, as Indenture Trustee (the “Indenture Trustee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

NOW, THEREFORE, this Trust Indenture Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of the Owner’s right, title and interest in and to the following described property and that it hereby grants to the Security Trustee an “International Interest” (as defined in the Cape Town Convention on International Interests in Mobile Equipment and related Aircraft Equipment Protocol, as in effect in the United States) in the following airframe and engines:

AIRFRAME

One airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number
Airbus S.A.S.

together with all of the Owner’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

AIRCRAFT ENGINES

Two aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

together with all of the Owner’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

Together with all of the Owner’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.12 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

*    *    *

IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

US AIRWAYS, INC.

By:
Name:
Title:

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SCHEDULE I

	Original Amount	Interest Rate
Series A:

Series B:

Total:

Trust Indenture and Security Agreement

Equipment Note Amortization

Payment Date	Percentage of Original Amount to be Paid